EXHIBIT 10.7

AMENDMENT NO. 1 TO

FLOW MORTGAGE LOAN SERVICING AGREEMENT

THIS AMENDMENT NO. 1 TO FLOW MORTGAGE LOAN SERVICING AGREEMENT (the “Amendment”), dated November 3rd, 2011 is hereby executed by and between REDWOOD RESIDENTIAL ACQUISITION CORPORATION, a Delaware corporation, as owner of mortgage loans, including the related servicing rights (the “Owner”), and CENLAR FSB, a federal savings bank, as servicer of such mortgage loans (the “Servicer”).

WITNESSETH:

WHEREAS, the Owner and the Servicer have entered into that certain Flow Mortgage Loan Servicing Agreement dated August 1, 2011(the “Agreement”); and

WHEREAS, the Owner and the Servicer desire to amend the Agreement pursuant to Section 25 of the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Owner and the Servicer agree as follows:

1.           The first sentence of Section 11.16(a) of the Agreement shall be amended and replaced, to read in its entirety as follows:

“Not later than the fifth (5th) Business Day of each calendar month, the Servicer shall forward to the Owner a statement in the form specified and with the information required by the monthly reporting format of the Master Servicer, as provided to the Servicer by the Owner.”

2.           From and after the date of this Agreement, all references to the “Agreement” shall mean the Agreement as amended hereby.

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized on the date first above written.

REDWOOD RESIDENTIAL ACQUISITION CORPORATION,
as Owner

By:	/s/ John Isbrandtsen
Name: John Isbrandtsen
Title: Authorized Officer

CENLAR, FSB,
as Servicer

By:	/s/ Gregory S. Tornquist
Name: Gregory S. Tornquist
Title: President and Chief Executive Officer

[Amendment No. 1 to Flow Mortgage Loan Servicing Agreement]

EXECUTION VERSION

FLOW MORTGAGE LOAN SERVICING AGREEMENT

between

CENLAR FSB,
as Servicer,

and

REDWOOD RESIDENTIAL ACQUISITION CORPORATION,
as Owner

August 1, 2011

Residential Mortgage Loans

i

EXHIBITS

EXHIBIT 1	FORM OF SERVICER ACKNOWLEDGEMENT

EXHIBIT 2	FORM OF NOTICE OF SALE OF OWNERSHIP OF MORTGAGE LOAN

EXHIBIT 3	TRANSFER INSTRUCTIONS

ADDENDUM I	REGULATION AB COMPLIANCE ADDENDUM

ADDENDUM II	ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

FLOW MORTGAGE LOAN SERVICING AGREEMENT

THIS FLOW MORTGAGE LOAN SERVICING AGREEMENT (the “Agreement”), dated August 1, 2011 is hereby executed by and between REDWOOD RESIDENTIAL ACQUISITION CORPORATION, a Delaware corporation, as owner of the mortgage loans described herein, including the related servicing rights (the “Owner”), and CENLAR FSB, a federal savings bank, as servicer of such mortgage loans (the “Servicer”).

WITNESSETH:

WHEREAS, the Owner owns or will acquire from time to time certain conventional, residential, first-lien mortgage loans as described herein, including the related servicing rights; and

WHEREAS, the parties desire to agree to the terms and conditions upon which the Servicer will service and administer the mortgage loans as set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Owner and the Servicer agree as follows:

SECTION 1.  Definitions.

For purposes of this Agreement, the following capitalized terms shall have the respective meanings set forth below.

Adjustable Rate Mortgage Loan:  A Mortgage Loan purchased pursuant to this Agreement which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

Adjustment Date:  As to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

Affiliate:  When used with reference to a specified Person, any Person that (i) directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, or (iii) directly or indirectly is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities.

Agency Transfer:  The sale or transfer by the Owner of some or all of the Mortgage Loans to Fannie Mae, Ginnie Mae or Freddie Mac while retaining Servicer as servicer.

Agreement:  This Flow Mortgage Loan Servicing Agreement including all exhibits, schedules, amendments and supplements hereto.

Ancillary Fees:  With respect to any Mortgage Loan, charges for late Monthly Payments, charges for dishonored checks, pay-off fees, assumption fees, commissions and administrative fees on insurance and similar fees and charges collected from or assessed against the related Mortgagor, other than those charges payable to another party under the terms of the applicable Servicing Agreement.

Applicable Requirements:  With respect to the Mortgage Loans as of the time of reference, (i) the terms of the applicable Mortgage and Mortgage Note; (ii) Customary Servicing Procedures; (iii) all federal, state and local laws, statutes, rules, regulations and ordinances applicable to the servicing of the Mortgage Loans, including, without limitation, the applicable requirements and guidelines of any insurer, or any other governmental agency, board, commission, instrumentality or other governmental or quasi-governmental body or office; (iv) all other judicial and administrative judgments, orders, stipulations, awards, writs and injunctions applicable to the servicing of the Mortgage Loans; and (v) all contractual obligations relating to the servicing of the Mortgage Loans, including without limitation those contractual obligations contained in the applicable Servicing Agreement or in any agreement relating to the Mortgage Loans with any insurer or in the Mortgage File.

Appraised Value:  With respect to any Mortgaged Property, the lesser of (i) the value (or Reconciled Market Value if more than one appraisal is received) thereof as determined by a Qualified Appraiser at the time of origination of the Mortgage Loan, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a Refinanced Mortgage Loan, such value (or Reconciled Market Value if more than one appraisal is received) of the Mortgaged Property is based solely upon the value determined by an appraisal or appraisals made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by a Qualified Appraiser.

Appraiser Independence Requirements:  The Appraiser Independence Requirements effective as of October 15, 2010, as amended and in effect from time to time.

Assignment of Mortgage:  An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Owner.  With respect to any MERS Mortgage loan, an Assignment of Mortgage shall mean the appropriate notice of transfer sufficient under the governing instruments of MERS to reflect a transfer of the Mortgage Loan within MERS.

Assumed Principal Balance:  As to each Mortgage Loan as of any date of determination, (i) the principal balance of the Mortgage Loan outstanding as of the Cut-off Date after application of payments due on or before the Cut-off Date, whether or not received, minus (ii) all amounts previously distributed to the Owner with respect to the Mortgage Loan pursuant to Subsection 11.15 and representing payments or other recoveries of principal.

Business Day:  Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the State of California, the State of New Jersey or the State of New York, or (iii) a day on which banks in the State of California, the State of New Jersey or the State of New York are authorized or obligated by law or executive order to be closed.

Closing Date:   The date or dates, set forth in the related Servicer Acknowledgement, on which the Owner will purchase the Mortgage Loans identified therein.

Code:  The Internal Revenue Code of 1986, as amended, or any successor statute thereto.

Commission:  The United States Securities and Exchange Commission.

Condemnation Proceeds:  All awards, compensation and settlements in respect of a taking (whether permanent or temporary) of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Note or Mortgage.

Consumer Information:  Any personally identifiable information in any form (written electronic or otherwise) relating to a Mortgagor, including, but not limited to: a Mortgagor’s name, address, telephone number, Mortgage Loan number, Mortgage Loan payment history, delinquency status, insurance carrier or payment information, tax amount or payment information; the fact that the Mortgagor has a relationship with the Servicer or the originator of the related Mortgage Loan; and any other non-public personally identifiable information.

Custodial Account:  As defined in Subsection 11.04.

Customary Servicing Procedures:  With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with Fannie Mae servicing practices and procedures for MBS pool mortgages, as defined in the Fannie Mae Guides including future updates, or as such mortgage servicing practices may change from time to time.

Cut-off Date:  With respect to each Mortgage Loan, the first day of the month of the related Closing Date or such other date as is set forth in the related Servicer Acknowledgement.

Determination Date:  With respect to each Remittance Date, the 15th day (or, if such 15th day is not a Business Day, the following Business Day) of the month in which such Remittance Date occurs.

Due Date:  The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period:  With respect to each Remittance Date, the period beginning on the second day of the month preceding the month of the Remittance Date, and ending on the first day of the month of the Remittance Date.

Eligible Account:  Any account or accounts maintained with a federal or state chartered depository institution or trust company the short-term and long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) are rated in the highest rating category of each Rating Agency with respect to short-term unsecured debt obligations and in one of the two highest rating categories of each Rating Agency with respect to long-term unsecured debt obligations at the time any amounts are held on deposit therein.  Eligible Accounts may bear interest.  If the rating of the short-term or long-term unsecured debt obligations of the depository institution or trust company that maintains the account or accounts is no longer in the highest rating category of each Rating Agency with respect to short-term unsecured debt obligations or in one of the two highest rating categories of each Rating Agency with respect to long-term unsecured debt obligations, the funds on deposit therewith in connection with this Agreement shall be transferred to an Eligible Account within 30 days of such downgrade.

Eligible Investments:  Any one or more of the following obligations or securities:

(i)           direct obligations of, and obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii)           (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in the highest rating category by each Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category with respect to short-term obligations and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

(iii)           repurchase obligations with a term not to exceed thirty (30) days and with respect to (a) any security described in clause (i)  above and entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

(iv)           securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in the highest rating category for long-term unsecured debt with a maturity of more than one year or in the highest rating category with respect to short-term obligations by each Rating Agency, in each case at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Eligible Investments to exceed 10% of the aggregate outstanding principal balances of all of the Mortgage Loans and Eligible Investments;

(v)           commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which are rated in the highest rating category by each Rating Agency at the time of such investment; and

(vi)           any money market funds rated in one of the two highest rating categories by each Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category by each Rating Agency with respect to short-term obligations;

provided, however, that no instrument or security shall be an Eligible Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such investment or security is purchased at a price greater than par.

Escrow Account:  As defined in Subsection 11.06.

Escrow Payments:  The amounts constituting ground rents, taxes, assessments, Primary Mortgage Insurance Policy premiums, fire and hazard insurance premiums, flood insurance premiums, condominium charges and other payments as may be required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

Event of Default:  Any one of the conditions or circumstances enumerated in Subsection 13.01.

Fannie Mae:  The entity formerly known as the Federal National Mortgage Association or any successor thereto.

Fannie Mae Guides:  The Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide and all amendments or additions thereto in effect on and after the related Closing Date.

FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

FDPA: The Flood Disaster Protection Act of 1973, as amended.

FHFA:  The Federal Housing Finance Agency or any successors thereto.

Fidelity Bond:  The fidelity bond required to be obtained by the Servicer pursuant to Subsection 11.12.

FIRREA:  The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended and in effect from time to time.

First Remittance Date:  With respect to each Mortgage Loan Package, the 18th day (or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day) of the calendar month immediately following the Closing Date; provided, however, if the Transfer Date is not one (1) or more Business Days prior to the first day of such calendar month, such date will be the 18th day (or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day) of the next succeeding calendar month.

Freddie Mac:  The entity formerly known as the Federal Home Loan Mortgage Corporation or any successor thereto.

Freddie Mac Guide:  The Freddie Mac Single Family Seller/Servicer Guide and all amendments or additions thereto in effect on and after the related Closing Date.

Full Prepayment:  Any payment of the entire principal balance of a Mortgage Loan which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Ginnie Mae:  The Government National Mortgage Association or any successor thereto.

Gross Margin:  With respect to any Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

Helping Families Act:  As defined in Section 6.

HUD:  The United States Department of Housing and Urban Development or any successor thereto.

Independent:  When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

Index:  With respect to any Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the Mortgage Interest Rate thereon.

Initial Rate Cap:  With respect to each Adjustable Rate Mortgage Loan and the initial Adjustment Date therefor, a number of percentage points per annum that is set forth in the Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Adjustable Rate Mortgage Loan may increase or decrease from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Lifetime Rate Cap:  As to each Adjustable Rate Mortgage Loan, the maximum Mortgage Interest Rate which shall be as permitted in accordance with the provisions of the related Mortgage Note.

Liquidation Proceeds:  The proceeds received in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property, Insurance Proceeds and Condemnation Proceeds.

Loan-to-Value Ratio:  With respect to any Mortgage Loan as of any date of determination, the ratio, expressed as a percentage, of the outstanding principal balance of the Mortgage Loan on such date to the Appraised Value of the related Mortgaged Property.

Loss Mitigation:  Those efforts, other than foreclosure, taken to lessen losses to the Owner when collection efforts have not resulted in a Mortgagor curing a delinquency or if required by Applicable Requirements.  Such efforts may include advising Mortgagors of various relief alternatives to foreclosure, receipt and analysis of a Mortgagor’s financial information, determining the value of the Mortgaged Property and recommending to the Owner approval or denial of a relief alternative, as applicable.

LPMI:  Lender paid mortgage insurance.

Master Servicer:  Wells Fargo Bank, N.A., together with its successors and assigns, as master servicer with respect to any Securitization Transaction, or any other master servicer designated as such with respect to any Securitization Transaction.

MERS:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan:  Any Mortgage Loan registered with MERS on the MERS System.

MERS System:  The system of recording transfers of mortgages electronically maintained by MERS.

MIN:  The Mortgage Identification Number for any MERS Mortgage Loan.

Minimum Interest Rate:  With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased.

Monthly Payment:  The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

Mortgage:  The mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien upon a leasehold estate of the Mortgagor.  All Mortgages shall be Fannie Mae/Freddie Mac Uniform Instruments with authorized changes.

Mortgage File:  With respect to each Mortgage Loan, all documents required to be included in a “Mortgage File” delivered by the applicable Originator to the Owner or its custodian, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate:  With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, including, but not limited to, the limitations on such interest rate imposed by the Initial Rate Cap, the Periodic Rate Cap, the Minimum Interest Rate and the Lifetime Rate Cap, if any.

Mortgage Loan:  An individual Mortgage Loan that is the subject of this Agreement, as identified on the related Mortgage Loan Schedule, excluding replaced or repurchased mortgage loans.

Mortgage Loan Package:  The pool or group of whole loans purchased on a Closing Date, as described in the Mortgage Loan Schedule annexed to the related Servicer Acknowledgement.

Mortgage Loan Schedule:  The schedule of Mortgage Loans prepared for each Closing Date setting forth the information with respect to each Mortgage Loan required by the disclosure report format of the Owner, including any replacement loans that are substituted after the Closing Date pursuant to the related purchase agreement.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.  All Mortgage Notes shall be Fannie Mae/Freddie Mac Uniform Instruments with authorized changes.

Mortgaged Property:  The Mortgagor’s real property securing repayment of a related Mortgage Note, consisting of a fee simple interest in a single parcel of real property improved by a Residential Dwelling.

Mortgagee:  The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

Mortgagor:  The obligor on a Mortgage Note, who is an owner of the Mortgaged Property and the grantor or mortgagor named in the Mortgage and such grantor’s or mortgagor’s successors in title to the Mortgaged Property.

NAIC:  The National Association of Insurance Commissioners or any successor organization.

Officer’s Certificate:  A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, a President or a Vice President of the Person on behalf of whom such certificate is being delivered.

Opinion of Counsel:  A written opinion of counsel, who may be salaried counsel for the Person on behalf of whom the opinion is being given, reasonably acceptable to each Person to whom such opinion is addressed, and which must be Independent outside counsel with respect to such opinion of counsel concerning the taxation or the federal income tax status of a REMIC.

Originator:  With respect to each Mortgage Loan, the entity from which the Owner purchased such Mortgage Loan.

OTS:  The Office of Thrift Supervision or any successor thereto.

Owner:  The Person listed as such in the initial paragraph of this Agreement, together with its successors and assigns as permitted under the terms of this Agreement.

P&I Advance:  Principal and interest related to a Mortgage Loan, including those Mortgage Loans in any pool created to issue mortgage-backed pass-through certificates or securities, advanced pursuant to this Agreement, together with any amounts advanced pursuant to this Agreement to pay Prepayment Interest Shortfalls, subject to the limitation on advances of Prepayment Interest Shortfalls described in Section 11.15.

Partial Prepayment:  Any payment of principal on a Mortgage Loan, other than a Full Prepayment, which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Periodic Rate Cap:  As to each Adjustable Rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate, on any Adjustment Date as provided in the related Mortgage Note, if applicable.

Person:  An individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Prepayment Charge:  With respect to each Mortgage Loan, the fee payable by the Mortgagor if the Mortgagor prepays such Mortgage Loan within a certain period of time as provided in the related Mortgage Note or Mortgage.

Prepayment Interest Shortfall:  As to any Remittance Date and any Mortgage Loan, (a) if such Mortgage Loan was the subject of a Full Prepayment during the related Principal Prepayment Period, the excess of one month’s interest on the Assumed Principal Balance of such Mortgage Loan outstanding immediately prior to such prepayment, over the amount of interest actually paid by the Mortgagor in respect of such Principal Prepayment Period, and (b) if such Mortgage Loan was the subject of a Partial Prepayment during the related Principal Prepayment Period, an amount equal to the excess of one month’s interest at the Mortgage Interest Rate on the amount of such Partial Prepayment, over the amount of interest actually paid by the Mortgagor in respect of such Partial Prepayment during such Principal Prepayment Period.

Primary Mortgage Insurance Policy:  Mortgage guaranty insurance, if any, on an individual Mortgage Loan, as evidenced by a policy or certificate, issued by a Qualified Insurer.

Principal Prepayment:  Any full or partial payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Charge or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period:  As to any Remittance Date, the calendar month preceding the calendar month in which such Remittance Date occurs.

Qualified Appraiser:  With respect to each Mortgage Loan, an appraiser, duly appointed by the originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Fannie Mae or Freddie Mac (including but not limited to the Appraiser Independence Requirements) and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Insurer:  An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided by the insurance policy issued by it, approved as an insurer by Fannie Mae and Freddie Mac.

Rating Agencies: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch, Inc. or, in the event that some or all ownership of the Mortgage Loans is evidenced by mortgage-backed securities, the nationally recognized rating agencies issuing ratings with respect to such securities, if any.

Reconciled Market Value: The estimated market value of the Mortgaged Property or REO Property that is reasonably determined by the Servicer based on different results obtained from different permitted valuation methods or at different time periods, all in accordance with Customary Servicing Procedures.

Reconstitution Agreement:  The agreement or agreements entered into by the Servicer and the Owner and certain third parties on the Reconstitution Date or Reconstitution Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Securitization Transaction as provided in Section 32.

Reconstitution Date:  The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Securitization Transaction pursuant to Section 32 hereof.  On such date, the Servicer shall cease servicing such Mortgage Loans under this Agreement and shall instead service such Mortgage Loans under a Reconstitution Agreement.

Record Date:  The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

Refinanced Mortgage Loan:  A Mortgage Loan which was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Regulation AB Compliance Addendum:  Addendum I attached hereto and incorporated herein by reference thereto.

REMIC:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions:  Sections 860A through 860G of the Code; such other provisions of the Code as relate to an entity created thereunder; the regulations promulgated pursuant to such sections and provisions of the Code; and published guidance issued by the Internal Revenue Service relating to such Code sections and regulations.

Remittance Date:  The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day) of any month, beginning with the First Remittance Date with respect to each Mortgage Loan Package.

REO Disposition:  The final sale by the Servicer or the Owner of an REO Property.

REO Disposition Proceeds:  All amounts received with respect to an REO Disposition pursuant to Subsection 11.13.

REO Property:  A Mortgaged Property acquired by the Servicer through foreclosure or deed in lieu of foreclosure, as described in Subsection 11.13.

Residential Dwelling:  Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project or (iv) a one-family dwelling in a planned unit development, none of which is a cooperative, mobile or manufactured home.

Securities Act:  The Securities Act of 1933, as amended.

Securitization Transaction:  Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly by the Owner to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicer:   Cenlar FSB, or its successor in interest or any successor to the Servicer under this Agreement appointed as herein provided.

Servicer Acknowledgement:  An acknowledgement from the Servicer confirming the additional Mortgage Loans to be serviced by the Servicer pursuant to this Agreement on and after a specified Transfer Date, substantially in the form of Exhibit 1.

Servicing Advances:  All customary, reasonable and necessary out-of-pocket costs and expenses (including reasonable attorney’s fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of a Mortgaged Property, including Loss Mitigation, (b) any enforcement or administrative or judicial proceedings, including foreclosure or acquiring title to the Mortgaged Property by deed-in-lieu of foreclosure, (c) the management and liquidation of any REO Property, (d) payments made by the Servicer with respect to a Mortgaged Property pursuant to Subsection 11.08 and (e) any appraisals, valuations, broker price opinions, inspections, or environmental assessments.

Servicing Agreement:  This Agreement or such other servicing agreement as may be specified in a Servicer Acknowledgement with respect to any Mortgage Loans.

Servicing Fee:  With respect to each Mortgage Loan and calendar month, a monthly fee equal to one twelfth of 0.25% multiplied by the Stated Principal Balance of such Mortgage Loan as of the first day of such month.

Servicing File:  With respect to each Mortgage Loan, a file that includes copies of all documents, which may be in electronic form, for such Mortgage Loan required to be included in a “Credit File” in the Transfer Instructions.

Servicing Officer:  Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Owner by the Servicer, as such list may be amended from time to time.

Stated Principal Balance:  As to each Mortgage Loan as to any date of determination, (i) the principal balance of the Mortgage Loan as of the first day of the month for which such calculation is being made after giving effect to the principal portion of any Monthly Payments due on or before such date, whether or not received, as well as any Principal Prepayments received before such date, minus, without duplication, (ii) all amounts previously distributed to the Owner with respect to the Mortgage Loan representing payments or recoveries of principal.

Transfer Date:  The date or dates, set forth in the related Servicer Acknowledgement, on which the Servicer will begin servicing the Mortgage Loans for the benefit of the Owner.

Transfer Instructions:  The transfer instructions in the form of Exhibit 3 hereto.

Whole Loan Transfer:  Any sale or transfer by the Owner of some or all of the Mortgage Loans (including an Agency Transfer), other than a Securitization Transaction.

SECTION 2.  Acknowledgement.

The Owner hereby engages the Servicer to service the Mortgage Loans upon the terms specified in this Agreement and the related Servicer Acknowledgement, effective with respect to each Mortgage Loan as of the Transfer Date specified in the related Servicer Acknowledgement.

SECTION 3.  Mortgage Loan Schedule.

The Owner shall deliver the Mortgage Loan Schedule (which will be annexed to the related Servicer Acknowledgement) to the Servicer at least two (2) Business Days prior to the related Closing Date.

SECTION 4.  Delivery of Servicing Files; Possession of Mortgage Files; Transfer Costs.

Subsection 4.01      Delivery of Servicing Files.

The Owner shall cause the Originator to deliver to the Servicer the Servicing Files pursuant to the Transfer Instructions.

Subsection 4.02      Possession of Mortgage Files.

Originals or copies of all documents comprising the Mortgage File shall be delivered to the Owner’s custodian on or prior to the related Transfer Date or such other date as may be agreed to by the Owner and the applicable Originator.  The Servicer shall have the right to access such Mortgage Files as needed for servicing upon the terms specified in this Agreement.  Any Mortgage File or a portion thereof delivered to the Servicer for servicing purposes shall be held in trust by the Servicer for the benefit of the Owner as the owner thereof and shall be available for review by the Owner upon request.  The Servicer’s possession of any portion of each such Mortgage File is at the will of the Owner for the sole purpose of facilitating servicing of the Mortgage Loans pursuant to this Agreement, and such possession by the Servicer shall be in a custodial capacity only.  The ownership of each Mortgage Note, Mortgage and the contents of each Mortgage File is vested in the Owner and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Owner and shall be retained and maintained, in trust, by the Servicer at the will of the Owner in such custodial capacity only.  The Servicer shall release from its custody the contents of any Mortgage File possessed by it only in accordance with this Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to the related loan purchase agreement or if required under applicable law or court order.

Subsection 4.03      Transfer Expenses.

The Owner shall pay all costs of delivery to the Servicer of all of the Servicing Files, custodial transfer and or/transfer fees of the Owner’s custodian, and all costs related to preparing, obtaining and delivering such documents as the Owner is required to provide.  The Servicer shall bear all of its costs in connection with performing any due diligence of the Servicing Files, on boarding, monthly reconciliations, and standard reporting relating to the Mortgage Loans, as set forth or referenced in the applicable Servicer Acknowledgement.  Except as otherwise provided in this Agreement, the Owner and the Servicer shall each bear their own expenses incurred in connection with the transactions contemplated by this Agreement.

SECTION 5.  Inspection of Documents.

The Servicer shall provide to any supervisory agents or examiners that regulate the Owner, including but not limited to, the OTS, the FDIC and other similar entities, access, during normal business hours, upon reasonable advance notice to the Servicer and without charge to the Servicer or such supervisory agents or examiners, to any documentation regarding the Mortgage Loans that may be required by any applicable regulator.

SECTION 6.  Helping Families Notice.

 Within thirty (30) days following the Closing Date in respect of a Mortgage Loan, the Servicer shall furnish to the borrower of such Mortgage Loan, for the fee set forth or referenced in the applicable Servicer Acknowledgement, the notice required by Section 404 of the Helping Families Save Their Homes Act of 2009 (the “Helping Families Act”) in accordance with the provisions of the Helping Families Act.  In connection with any Securitization Transaction with respect to any of the Mortgage Loans, the Servicer shall furnish to each related borrower, within thirty (30) days following the closing date with respect to such Securitization Transaction, a notice with respect to such assignment, substantially in the form of Exhibit 2 attached hereto, which notice shall identify the Securitization Transaction trust as the new owner of the Mortgage Loan and include any other information required by Section 404 of the Helping Families Act.  Notwithstanding the foregoing, the Servicer will use commercially reasonable efforts, but shall have no obligation, to provide the aforementioned notices if the Servicer is not provided with the required information and the Mortgage Loan does not reside on the Servicer’s servicing system within twenty (20) days of the applicable Closing Date.

SECTION 7.  Representations and Warranties; Effect of Breach.

Subsection 7.01      Servicer Representations and Warranties.

The Servicer hereby represents and warrants to the Owner that, as to itself as of the related Closing Date:

(a)           It is a federal savings bank, duly organized, validly existing, and in good standing under the federal laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where each Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by it.  It is an approved seller/servicer in good standing of conventional residential mortgage loans for Fannie Mae or Freddie Mac and is a HUD-approved mortgagee under Section 203 of the National Housing Act.  It has corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by it and the consummation of the transactions contemplated hereby have been duly and validly authorized.  This Agreement, assuming due authorization, execution and delivery by the Owner, evidences the legal, valid, binding and enforceable obligation of it, subject to applicable law except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.  All requisite corporate action has been taken by it to make this Agreement valid and binding upon it in accordance with the terms of this Agreement.

(b)           No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over it or, if required, such consent, approval, authorization or order has been or will, prior to the related Closing Date, be obtained.

(c)           The consummation of the transactions contemplated by this Agreement are in its ordinary course of business and will not result in the breach of any term or provision of its articles of incorporation or by-laws or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which it or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject.

(d)           There is no action, suit, proceeding or investigation pending or, to its best knowledge, threatened against it which, either individually or in the aggregate, would result in any material adverse change in its business, operations, financial condition, properties or assets, or in any material impairment of its right or ability to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with its obligations contemplated herein, or which would materially impair its ability to perform under the terms of this Agreement.

(e)           To the best of the Servicer’s knowledge, the Servicer is not in material default under any agreement, contract, instrument or indenture to which the Servicer is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on the ability of the Servicer to perform under this Agreement, nor, to the best of the Servicer’s knowledge, has any event occurred which, with the giving of notice, the lapse of time or both, would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement.

(f)           It does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

(g)           It acknowledges and agrees that its portion of the Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

(h)           The Servicer is in compliance in all material respects with all applicable laws and regulations and there has been no occurrence or condition with respect to the Servicer or otherwise known to the Servicer that could adversely affect its ability to service the Mortgage Loans pursuant to this Agreement.

(i)           From and after each Transfer Date, the Servicer shall service the Mortgage Loans in accordance with the Applicable Requirements.

(j)           It has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in connection with this Agreement.

Subsection 7.02      Owner Representations and Warranties.

The Owner hereby represents and warrants to the Servicer that as of the related Closing Date:

(a)           It is a federal savings bank duly organized, validly existing, and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by it.  It has corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by it and the consummation of the transactions contemplated hereby have been duly and validly authorized.  This Agreement, assuming due authorization, execution and delivery by the Servicer, evidences the legal, valid, binding and enforceable obligation of it, subject to applicable law except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.  All requisite corporate action has been taken by it to make this Agreement valid and binding upon it in accordance with the terms of this Agreement.

(b)           No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over it or, if required, such consent, approval, authorization or order has been or will, prior to the related Closing Date, be obtained.

(c)           The consummation of the transactions contemplated by this Agreement are in its ordinary course of business and will not result in the breach of any term or provision of its charter or by-laws or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which it or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject.

(d)           There is no action, suit, proceeding or investigation pending or, to its best knowledge, threatened against it that, either individually or in the aggregate, would result in any material adverse change in its business, operations, financial condition, properties or assets, or in any material impairment of its right or ability to carry on its business substantially as now conducted or that would draw into question the validity of this Agreement of any action taken or to be taken in connection with its obligations contemplated herein, or that would materially impair its ability to perform under the terms of this Agreement.

(e)           To the best of the Owner’s knowledge, the Owner is not in material default under any agreement, contract, instrument or indenture to which the Owner is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on the ability of the Owner to perform under this Agreement, nor, to the best of the Owner’s knowledge, has any event occurred that, with the giving of notice, the lapse of time or both, would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Owner to perform its obligations under this Agreement.

(f)           It has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in connection with this Agreement.

(g)           To the best of the Owner’s knowledge, neither this Agreement nor any statement, report or other agreement, document of instrument furnished or to be furnished pursuant to this Agreement contains any materially untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading.

Subsection 7.03      Representations and Warranties Regarding Individual Mortgage Loans.

The Owner represents and warrants to the Servicer on the applicable Transfer Date, that as of the Transfer Date specified in the related Servicer Acknowledgement (or such other date specified below):

(a)           Data:  The information set forth in the related Mortgage Loan Schedule, including any diskette, data tapes or other electronic data sent to the Servicer, is complete, true and correct in all material respects. The information on the Mortgage Loan Schedule and the information provided are consistent with the contents of the originator’s records and the Mortgage File.  The Mortgage Loan Schedule contains all the fields required in Exhibit 3.  Except for information specified to be as of the origination date of the Mortgage Loan, the Mortgage Loan Schedule contains the most current information possessed by the Originator.

(b)           Regulatory Compliance:  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects in connection with the origination and servicing of the Mortgage Loan.  No Mortgage Loan is a “high cost” or “covered” loan, as defined by any applicable federal, state or local predatory or abusive lending law, and no Mortgage Loan has a percentage listed under the Indicative Loss Severity Column (the column that appears in the Standard & Poor’s Anti-Predatory Lending Law Update Table, included in the then-current Standard & Poor’s LEVELS® Glossary of Terms on Appendix E). No Mortgage Loan secured by property located in the State of Georgia was originated on or after October 1, 2002 and prior to March 7, 2003. No Mortgage Loan originated on or after March 7, 2003 is a “high cost home loan” as defined under the Georgia Fair Lending Act.

(c)           No Graduated Payments:  The Mortgage Loan does not contain “graduated payment” features, does not have a shared appreciation or other contingent interest feature and does not contain any buydown provisions.

(d)           No Negative Amortization Loans; No HELOCs; All 30 Year Mortgages:  The Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof (except in the case of interest only loans) and to pay interest at the related Mortgage Interest Rate. No Mortgage Loan contains terms or provisions which would result in negative amortization.  No Mortgage Loan is a home equity revolving line of credit secured by a mortgage, deed of trust or other instrument.

(e)           Escrow Accounts:  If applicable, all Escrow Accounts have been maintained in accordance with Applicable Requirements.  The Escrow Payments required by the Mortgages are on deposit in the appropriate Escrow Account.

(f)           Escrow Compliance:  If an Escrow Account is required to be maintained with respect to each Mortgage Loan, (i) all interest required pursuant to applicable law to be paid on funds in such Escrow Account through the Transfer Date has been or will be credited to the account of the related Mortgagor, and evidence of such credit shall be provided to the Servicer; and (ii) such interest has been and through the Transfer Date will be properly computed and paid in accordance with the terms of such Mortgage Loan and with applicable law.

(g)           MERS:  The ownership of all MERS Mortgage Loans is registered with MERS.

(h)           Prior Servicing:  Each Mortgage Loan has been serviced in accordance with all Applicable Requirements at all times prior to the Servicing Transfer Date.

Subsection 7.04      Repurchase or Substitution of Mortgage Loans by Originator.

(a)           If an Originator repurchases a Mortgage Loan due to a breach of representations and warranties, such Mortgage Loan shall no longer be subject to this Agreement and removed from the Mortgage Loan Schedule.  The Servicer shall release the Mortgage Loan to, and effect the transfer of the related servicing, to the Originator or its designated servicer.  In such event, the Servicer shall be entitled to the applicable Exit Fee set forth or referenced in the applicable Servicer Acknowledgement.

(b)           If an Originator substitutes such Mortgage Loan, such substitute mortgage loan shall be deemed a “Mortgage Loan” hereunder, as if included on the Mortgage Loan Schedule, and the Servicer shall release the related defective Mortgage Loan to, and effect the transfer of the related servicing, to the Originator or its designated servicer.

(c)           In the event of any breach of any representation and warranty of an Originator made with respect to any Mortgage Loan, the Servicer shall assist the Owner in pursuing any available remedies against the Originator arising from such breach.

SECTION 8.  [Reserved.]

SECTION 9.  Closing Conditions.

The closing for each transfer of servicing hereunder shall take place on the respective Closing Date.  The closing shall be either by telephone, confirmed by letter or wire as the parties hereto shall agree, or conducted in person, at such place as the parties hereto shall agree.

(a)           On or before the initial Closing Date, the Servicer shall submit to the Owner fully executed originals of the following documents:

(i)           this Agreement, in four counterparts;

(ii)           if requested by the Owner, a letter confirming the account name and number of the Custodial Account in a form to be provided by the Owner; and

(iii)           if requested by the Owner, a letter confirming the account name and number of the Escrow Account in a form to be provided by the Owner.

(b)           The closing for each transfer of servicing and assumption of the servicing responsibilities by the Servicer hereunder shall be subject to the satisfaction of each of the following conditions:

(i)           the Servicer shall submit to the Owner the related Servicer Acknowledgement, in four counterparts;

(ii)           the Owner shall have delivered to the Servicer the related Mortgage Loan Schedule and an electronic data file containing information on a loan-level basis; and

(iii)           all other terms and conditions of this Agreement and the related Servicer Acknowledgement to be satisfied by the Servicer and/or the Owner shall have been complied with in all material respects.

SECTION 10.  Costs.

The Owner shall pay the cost of delivering the Mortgage Files to the Owner or its designee, the cost of recording the Assignments of Mortgage, any registration or transfers within MERS, any custodial fees incurred in connection with the release of any Mortgage Loan documents as may be required by the servicing activities hereunder and all other costs and expenses incurred in connection with this Agreement by the Owner.  Except as otherwise provided in this Agreement, the Servicer and the Owner shall each bear their own expenses (including, without limitation, any legal fees and expenses of its attorneys) incurred in connection with the transactions contemplated by this Agreement.

SECTION 11.  Administration and Servicing of Mortgage Loans.

Subsection 11.01    Servicer to Act as Servicer; Subservicing.

(a)           Effective as of each related Transfer Date, the Servicer, as an independent contractor, shall service and administer the Mortgage Loans in accordance with this Agreement and all Applicable Requirements, and shall have full power and authority, acting alone or through subservicers or agents, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement.  The Servicer may perform its servicing responsibilities through agents or independent contractors, but shall not thereby be released from any of its responsibilities hereunder.  The Servicer may delegate any of its duties under this Agreement to one or more of its Affiliates; provided, however, that the Servicer shall not be released from any of its responsibilities hereunder by virtue of such delegation.  The Mortgage Loans may be subserviced by one or more unaffiliated subservicers on behalf of the Servicer provided each subservicer is a Fannie Mae approved seller/servicer or a Freddie Mac approved seller/servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, that would make it unable to comply with the eligibility for seller/servicers imposed by Fannie Mae or Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac. The Servicer shall pay all fees and expenses of the subservicer from its own funds (provided that any such expenditures that would constitute Servicing Advances if made by the Servicer hereunder shall be reimbursable to the Servicer as Servicing Advances), and the subservicer’s fee shall not exceed the Servicer’s portion of the Servicing Fee.

(b)           At the cost and expense of the Servicer, without any right of reimbursement from the Custodial Account, the Servicer shall be entitled to terminate the rights and responsibilities of a subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer meeting the requirements in the preceding paragraph; provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer’s option, from electing to service the related Mortgage Loans itself.  If the Servicer’s responsibilities and duties under this Agreement are terminated and if requested to do so by the Owner, the Servicer shall at its own cost and expense terminate the rights and responsibilities of the subservicer as soon as is reasonably possible.  The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the subservicer from the Servicer’s own funds without reimbursement from the Owner.

(c)           The Servicer shall be entitled to enter into an agreement with the subservicer for indemnification of the Servicer by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

(d)           Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving the subservicer shall be deemed to be between the subservicer and Servicer alone, and the Owner shall have no obligations, duties or liabilities with respect to the subservicer including no obligation, duty or liability of the Owner to pay the subservicer’s fees and expenses.  For purposes of distributions and advances by the Servicer pursuant to this Agreement, the Servicer shall be deemed to have received a payment on a Mortgage Loan when the subservicer has received such payment.  The Servicer shall not make any amendment to any agreement with a subservicer if such amendment is not consistent with or violates the provisions of this Agreement, or if such amendment could be reasonably expected to be materially adverse to the interests of the Owner.

(e)           Consistent with the terms of this Agreement, and subject to the REMIC Provisions if the Mortgage Loans have been transferred to a REMIC, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor; provided, however, that the Servicer shall not enter into any payment plan or agreement to modify payments with a Mortgagor lasting more than six (6) months or permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, the Lifetime Rate Cap (if applicable), the Initial Rate Cap (if applicable), the Periodic Rate Cap (if applicable) or the Gross Margin (if applicable), agree to the capitalization of arrearages, including interest, fees or expenses owed under the Mortgage Loan, make any future advances or extend the final maturity date with respect to such Mortgage Loan, or accept substitute or additional collateral or release any collateral for such Mortgage Loan, unless (1) the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Servicer, imminent, (2) the modification is in accordance with the customary procedures of the Servicer, which may change from time to time, or industry-accepted programs, and (3) the Owner has approved such action.  Additionally, the Servicer shall not accept any deed-in-lieu of, short pay-off, or sale of any Mortgaged Property, in which the sale proceeds are less than the unpaid principal balance of the related Mortgage Loan unless the Owner has approved such action.  Further, the Servicer shall not defer or forgive the payment of any principal or interest or change the outstanding principal amount (except to reflect actual payments of principal) unless the Owner has approved such action.  Any capitalization of arrearages of interest, fees and expenses in excess of 10% of the outstanding unpaid principal balance of the related Mortgage Loan immediately prior to the capitalization shall be made only after the Servicer has received the express written consent of the Owner.   Without limiting the generality of the foregoing, the Servicer in its own name or acting through subservicers or agents is hereby authorized and empowered by the Owner when the Servicer believes it appropriate and reasonable in its best judgment, to execute and deliver, on behalf of itself or the Owner, all instruments of satisfaction or cancellation, or of partial or full release and discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Owner pursuant to the provisions of Subsection 11.13.

(f)           The Owner shall furnish to the Servicer any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

(g)           Whether in connection with the foreclosure of a Mortgage Loan or otherwise, the Servicer shall from its own funds make all necessary and proper Servicing Advances; provided, however, that the Servicer is not required to make a Servicing Advance unless the Servicer determines in the exercise of its good faith judgment that such Servicing Advance would ultimately be recoverable from REO Disposition Proceeds, Insurance Proceeds or Condemnation Proceeds of the related Mortgaged Property (with respect to each of which the Servicer shall have the priority described in Subsection 11.05 for purposes of withdrawals from the Custodial Account).   Any Servicing Advance that would cause the amount of unreimbursed Servicing Advances for a particular Mortgage Loan to exceed $15,000 shall be made only after notification of the Owner.

(h)           Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Owner otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector at the Owner’s expense.  Upon completion of the inspection, the Servicer shall promptly provide the Owner with a written report of the environmental inspection.  In the event (i) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (ii) the Owner directs the Servicer to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient fully to reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Subsection 11.05 hereof.  In the event the Owner directs the Servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Subsection 11.05 hereof.

Subsection 11.02    Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Owner.  In the event that any payment due under any Mortgage Loan remains delinquent for a period of forty-five (45) days, the Servicer shall order an inspection of the related Mortgaged Property and, except with respect to any Mortgage Loan for which the Servicer is in the process of modifying or has modified the terms of such Mortgage Loan, if the Mortgage Loan remains delinquent for a period of ninety (90) days or more, the Servicer shall commence foreclosure proceedings in accordance with Customary Servicing Procedures and the guidelines set forth by Fannie Mae, Freddie Mac or FHFA, as applicable.  In such connection, the Servicer shall from its own funds make all necessary and proper Servicing Advances.  If the portion of any Liquidation Proceeds allocable as a recovery of interest on a related  Mortgage Loan is less than the full amount of accrued and unpaid interest on such Mortgage Loan as of the date such proceeds are received, then the applicable portion of the Servicing Fee with respect to such Mortgage Loan shall be paid first and any amounts remaining thereafter shall be distributed to the Owner.  Upon liquidation of any Mortgage Loan, the Servicer shall provide written notice thereof to the custodian appointed by the Owner.

Subsection 11.03    Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans when the same shall become due and payable.  Further, the Servicer will in accordance with Customary Servicing Procedures ascertain and estimate taxes, assessments, fire and hazard insurance premiums, premiums for Primary Mortgage Insurance Policies, and all other charges that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.  Mortgage Loan payments received by the Servicer will be deposited within one Business Day of receipt into a clearing account that is an Eligible Account.  The Mortgage Loan payments may be commingled with payments of other mortgagors and investors for up to two Business Days prior to the Servicer depositing the Mortgage Loan payments in the Custodial Account.  Such clearing account shall not be used for operational or corporate purposes of the Servicer.

Subsection 11.04    Establishment of Custodial Account; Deposits in Custodial Account.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts (collectively, the “Custodial Account”), titled “Cenlar FSB, in trust for Redwood Residential Acquisition Corporation as Owner of Mortgage Loans and various Mortgagors.”  Such Custodial Account shall be an Eligible Account established with a commercial bank, a savings bank or a savings and loan association (which may be a depository Affiliate of the Servicer) which meets the guidelines set forth by the FHFA, Fannie Mae or Freddie Mac as an eligible depository institution for custodial accounts.  The Custodial Account shall initially be established and maintained at Wells Fargo Bank, N.A., or any successor thereto, and shall not be transferred to any other depository institution without the Owner’s approval, which shall not unreasonably be withheld.  In any case, the Custodial Account shall be insured by the FDIC in a manner which shall provide maximum available insurance thereunder and which may be drawn on by the Servicer.

The Servicer shall deposit in the Custodial Account, on a daily basis in accordance with Section 11.03, and retain therein, the following payments and collections received or made by it subsequent to the related Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the related Cut-off Date):

(a)           all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(b)           all payments on account of interest on the Mortgage Loans, less any applicable Servicing Fee;

(c)           all Liquidation Proceeds;

(d)           all proceeds received by the Servicer under any title insurance policy, hazard insurance policy, Primary Mortgage Insurance Policy or other insurance policy other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Customary Servicing Procedures;

(e)           all awards or settlements in respect of condemnation proceedings or eminent domain affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Customary Servicing Procedures;

(f)           any amount required to be deposited in the Custodial Account pursuant to Subsections 11.15 and 11.19;

(g)           any amount required to be deposited by the Servicer in connection with any REO Property pursuant to Subsection 11.13;

(h)           all amounts required to be deposited by the seller of the related Mortgage Loan in connection with shortfalls in principal amount of substitute Mortgage Loans;

(i)           with respect to each Full Prepayment and each Partial Prepayment, an amount (to be paid by the Servicer out of its own funds) equal to the Prepayment Interest Shortfall; provided, however, that the Servicer’s aggregate obligations under this paragraph for any month shall be limited to the total amount of the Servicing Fee related to the Mortgage Loans during such month; and

(j)           amounts required to be deposited by the Servicer in connection with the deductible clause of any hazard insurance policy.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, Ancillary Fees need not be deposited by the Servicer in the Custodial Account.

The Servicer may invest the funds in the Custodial Account in Eligible Investments designated in the name of the Servicer for the benefit of the Owner, which shall mature not later than the Business Day next preceding the Remittance Date next following the date of such investment (except that (A) any investment in the institution with which the Custodial Account is maintained may mature on such Remittance Date and (B) any other investment may mature on such Remittance Date if the Servicer shall advance funds on such Remittance Date, pending receipt thereof to the extent necessary to make distributions to the Owner) and shall not be sold or disposed of prior to maturity.  Notwithstanding anything to the contrary herein and above, all income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to withdrawal by the Servicer.  The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Servicer out of its own funds immediately as realized.

For all Eligible Investments rated at least “A1/A+”(short/long) that have terms greater than 60 days, in the event of a downgrade of such Eligible Investment below “A1” (or “A+” if no short term rating), the Servicer agrees to remove such Eligible Investment within 60 days of such downgrade.  The Servicer acknowledges and agrees that the Servicer shall bear any losses incurred with respect to removal of such Eligible Investment following such a downgrade and that any losses shall be immediately deposited by the Servicer in the Custodial Account out of the Servicer’s own funds, with no right to reimbursement therefor.

Subsection 11.05    Withdrawals From the Custodial Account.

The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(a)           to make payments to the Owner in the amounts and in the manner provided for in Subsection 11.15;

(b)           [reserved];

(c)           to reimburse itself for any unpaid portion of its Servicing Fees and for unreimbursed Servicing Advances, the Servicer’s right to reimburse itself pursuant to this subclause (c) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Owner unless the Servicer is required to pay the Prepayment Interest Shortfall pursuant to Subsection 11.15, in which case the Servicer’s right to such reimbursement shall be subsequent to the payment to the Owner of such shortfall;

(d)           to reimburse itself for unreimbursed Servicing Advances and for unreimbursed P&I Advances, to the extent that such amounts are nonrecoverable (as certified by the Servicer to the Owner in an Officer’s Certificate) by the Servicer pursuant to subclause (b) or (c) above;

(e)           to reimburse itself for expenses incurred by and reimbursable to it pursuant to Subsection 12.01;

(f)           [reserved];

(g)           to pay to itself any interest earned or any investment earnings on funds deposited in the Custodial Account, net of any losses on such investments;

(h)           to withdraw any amounts inadvertently deposited in the Custodial Account; and

(i)           to clear and terminate the Custodial Account upon the termination of this Agreement.

Upon request, the Servicer will provide the Owner with copies of reasonably acceptable invoices or other documentation relating to Servicing Advances that have been reimbursed from the Custodial Account.

Subsection 11.06    Establishment of Escrow Account; Deposits in Escrow Account.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts (collectively, the “Escrow Account”), titled “Cenlar FSB, in trust for Redwood Residential Acquisition Corporation as Owner of Mortgage Loans and various Mortgagors.”  The Escrow Account shall be an Eligible Account established with a commercial bank, a savings bank or a savings and loan association (which may be a depository Affiliate of Servicer), which meets the guidelines set forth by Fannie Mae or Freddie Mac as an eligible institution for escrow accounts.  The Escrow Account shall initially be established and maintained at Wells Fargo Bank, N.A., or any successor thereto, and shall not be transferred to any other depository institution without the Owner’s approval, which shall not unreasonably be withheld.  In any case, the Escrow Account shall be insured by the FDIC in a manner which shall provide maximum available insurance thereunder and which may be drawn on by the Servicer.

The Servicer shall deposit in the Escrow Account on a daily basis, and retain therein: (a) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement and (b) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any Mortgaged Property.  The Servicer shall make withdrawals therefrom only in accordance with Subsection 11.07 hereof.  As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in the Escrow Account, to the extent required by law.

Subsection 11.07    Withdrawals From Escrow Account.

Withdrawals from the Escrow Account shall be made by the Servicer only (a) to effect timely payments of ground rents, taxes, assessments, premiums for Primary Mortgage Insurance Policies, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage, (b) to reimburse the Servicer for any Servicing Advance made by Servicer pursuant to Subsection 11.08 hereof with respect to a related Mortgage Loan, (c) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan, (d) for transfer to the Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law, (e) for application to restore or repair of the Mortgaged Property, (f) to pay to the Mortgagor, to the extent required by law, as a Servicing Advance, any interest paid on the funds deposited in the Escrow Account, (g) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (h) to the extent permitted under the terms of the related Mortgage Note and applicable law, to pay late fees with respect to any Monthly Payment which is received after the applicable grace period, (i) to withdraw suspense payments that are deposited into the Escrow Account, (j) to withdraw any amounts inadvertently deposited in the Escrow Account or (k) to clear and terminate the Escrow Account upon the termination of this Agreement.

Subsection 11.08    Payment of Taxes, Insurance and Other Charges; Collections Thereunder.

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of premiums for Primary Mortgage Insurance Policies and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage.  To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor.  The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances to effect such payments, subject to its ability to recover such Servicing Advances pursuant to Subsections 11.05(c), 11.05(d) and 11.07(b).  No costs incurred by the Servicer or subservicers in effecting the payment of ground rents, taxes, assessments and other charges on the Mortgaged Properties or mortgage or hazard insurance premiums shall, for the purpose of calculating remittances to the Owner, be added to the unpaid principal balance of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

The Owner shall, at no cost or expense to the Servicer, transfer, or cause an Originator to transfer, any existing tax service contracts (“Tax Service Contract”) to the Servicer and provide the Servicer with an electronic file identifying (A) tax type, payment frequency, payee code, tax amount last paid, next due date, parcel number, legal description, previous servicer's name, and (B) each Tax Service Contract, if any, by contract number.  If a Tax Service Contract is not in existence or such tax service contract is not guaranteed or transferable to the Servicer, the Servicer shall obtain a tax service contract for such Mortgage Loans on behalf of the Owner. For each tax service contract obtained by the Servicer, the Owner shall pay the Servicer a fee set forth or referenced in the applicable Servicer Acknowledgement.

Subsection 11.09    Transfer of Accounts.

The Servicer may, with the approval of the Owner, transfer the Custodial Account or the Escrow Account to an Eligible Account at a different depository institution.

Subsection 11.10    Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located by an insurer acceptable to Fannie Mae or Freddie Mac, as applicable, in an amount that is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property, or (b) the greater of (i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy.  If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the National Flood Insurance Program, in an amount representing coverage not less than the lesser of (A) the minimum amount required under the terms of the coverage to compensate for any damage or loss to the Mortgaged Property on a replacement-cost basis (or the outstanding principal balance of the Mortgage Loan if replacement-cost basis is not available) or (B) the maximum amount of insurance available under the National Flood Insurance Program.  The Servicer shall also maintain on REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the National Flood Insurance Program, flood insurance in an amount required above.  Any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with Customary Servicing Procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Subsection 11.05.  It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO Property other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.  All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to Servicer, and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in amount or material change in coverage to the Servicer.  The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either its insurance carrier or agent; provided, however, that  unless otherwise required by the terms of the related Mortgage Note or applicable law, the Servicer shall not accept any such insurance policies from insurance companies unless such  companies are acceptable to Fannie Mae or Freddie Mac, as applicable, and are licensed to do business in the state wherein the property subject to the policy is located.

The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such Mortgage Loan and the related development in a manner which is consistent with Fannie Mae or Freddie Mac requirements, as applicable, unless otherwise required by the terms of the related Mortgage Note or applicable law.

Subsection 11.11    Maintenance of Primary Mortgage Insurance Policy; Claims.

With respect to each Mortgage Loan as to which (a) the data provided by the Owner indicates a Loan-to-Value Ratio in excess of 80% at the time of servicing transfer to the Servicer and (b) a Primary Mortgage Insurance Policy is then in effect, the Servicer shall promptly, without any cost to the Owner, maintain or cause the Mortgagor to maintain in full force and effect a Primary Mortgage Insurance Policy issued by a Qualified Insurer insuring the portion over 78% (or such other  percentage in conformance with then current Fannie Mae requirements) until terminated pursuant to the Homeowners Protection Act of 1988, 12 USC § 4901, et seq. or any other applicable federal, state or local law or regulation.  In the event that such Primary Mortgage Insurance Policy shall be terminated other than as required by law, the Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Mortgage Insurance Policy.  If the insurer shall cease to be a Qualified Insurer, the Servicer shall obtain from another Qualified Insurer a replacement Primary Mortgage Insurance Policy.  The Servicer shall not take any action which would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Subsection 11.18, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Mortgage Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

In connection with its activities as servicer, the Servicer agrees to prepare and present or to assist the Owner in preparing and presenting, on behalf of itself and the Owner, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan.  Pursuant to Subsection 11.04, any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Subsection 11.05.

Subsection 11.12    Fidelity Bond; Errors and Omissions Insurance.

The Servicer shall maintain, at its own expense, a blanket Fidelity Bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans.  These policies must insure the Servicer against losses resulting from fraud, theft, errors, omissions, negligence, dishonest or fraudulent acts committed by the Servicer’s personnel, any employees of outside firms that provide data processing services for the Servicer, and temporary contract employees or student interns.  The Fidelity Bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Subsection 11.12 requiring such Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guides or by Freddie Mac in the Freddie Mac Guide, as amended or restated from time to time, as applicable, or in an amount as may be permitted to the Servicer by express waiver of Fannie Mae or Freddie Mac, as applicable.  Upon request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such Fidelity Bond or a certificate evidencing the same with a statement that the Servicer shall endeavor to provide written notice to the Owner thirty (30) days prior to modification or any material change.

Subsection 11.13    Title, Management and Disposition of REO Property.

Subject to Subsection 11.02, in the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Owner or its nominee.

The Servicer shall cause to be deposited on a daily basis in the Custodial Account all revenues received with respect to the conservation of the related REO Property. The Servicer shall make distributions as required on each Remittance Date to the Owner of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described below and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

The disposition of REO Property shall be carried out by the Servicer, subject to Subsection 11.01.  The Owner shall pay the Servicer a fee of 1.5% of the sales price for such REO Property for services associated with servicing the REO Property through its disposition.  Upon the request of the Owner, and at the Owner’s expense, the Servicer shall cause an appraisal of the REO Property to be performed for the Owner.

The Servicer shall either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property.  Any disbursement in excess of $15,000 shall be made only with the prior written approval of the Owner.  The Servicer shall deduct the costs of managing, conserving, protecting and operating the REO Property from the proceeds of the sale of the REO Property (providing documentary evidence of such costs).

The Servicer shall not accept any sale offer for an REO Property that is more than 10% below the Reconciled Market Value of the REO Property without the prior written consent of the Owner.

Subsection 11.14    Servicing Compensation.

As compensation for its services hereunder and subject to Subsection 11.15, the Servicer shall be entitled to retain the applicable portion of the Servicing Fee from interest payments actually collected on the Mortgage Loans.  Additional servicing compensation in the form of assumption fees, fees related to the disposition of REO Property, Ancillary Fees (other than late payment charges) and one-half of the amount of late payment charges shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account.  Prepayment Charges shall not be included in the Servicer’s compensation but paid to the Owner.   The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.  To the extent the Servicer is entitled to any portion of Servicing Fees, Servicing Advances and other amounts in excess of the interest payments actually collected on the Mortgage Loans with respect to any Remittance Date, the Servicer shall invoice the Owner in accordance with Section 11.16 for such amounts and the Owner shall pay the Servicer such amount within five (5) Business Days of receipt thereof.

Subsection 11.15    Distributions.

On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the account designated in writing by the Owner of record on the preceding Record Date (a) all amounts credited to the Custodial Account at the close of business on the related Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Subsection 11.05(b) through (h) minus (b) any amounts attributable to Principal Prepayments received after the end of the calendar month preceding the month in which the Remittance Date occurs, minus (c) any amounts attributable to Monthly Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month in which the Remittance Date occurs.

Subject to Subection 11.25, not later than each Remittance Date, the Servicer shall from its own funds deposit, as a P&I Advance, in the Custodial Account an amount equal to the aggregate Prepayment Interest Shortfall due to either Partial Prepayment or Full Prepayment, if any, existing in respect of the related Principal Prepayment Period; provided, however, that the aggregate amount of Prepayment Interest Shortfalls deposited on any Remittance Date shall not exceed the amount of Servicing Fee related to the Mortgage Loans with respect to such Remittance Date.

With respect to any remittance received by a party after the Business Day on which such payment was due, the remittance party shall pay to the receiving party interest on any such late payment at an annual rate equal to the prime lending rate as is publicly announced from time to time in the Wall Street Journal, or its successor, at the prime lending rate published that day in the Wall Street Journal, adjusted as of the date of each change, plus two percent (2%), but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be paid  on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and ending with the Business Day immediately preceding the Business Day on which such payment is made, both inclusive.  The payment by a party of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default.

Subsection 11.16    Statements to the Owner.

(a)           Not later than five (5) days prior to each related Remittance Date, the Servicer shall forward to the Owner a statement in the form specified and with the information required by the monthly reporting format of the Master Servicer, as provided to the Servicer by the Owner.  Such statement shall also include information regarding delinquencies on Mortgage Loans, indicating the number and aggregate principal amount of Mortgage Loans which are either one (1), two (2) or three (3) or more months delinquent.  The Servicer shall submit to the Owner monthly a liquidation report with respect to each Mortgaged Property sold in a foreclosure sale as of the related Record Date and not previously reported.  The Servicer shall also provide such information as set forth above to the Owner in electronic form in the Servicer’s standard format, a copy of which has been provided by the Servicer.

(b)           In addition, the Servicer shall submit to the Owner monthly loan-by-loan default information including, without limitation, notes made and retained by the Servicer in connection with servicing the defaulted loan, the reasons for the default, updated values of the Mortgaged Property, updated FICO scores on the Mortgagor and information regarding Servicing Advances made.

(c)           On or after the 16th day of each calendar month, the Servicer shall provide, at the Owner’s request, a list of the Mortgagors as to which Monthly Payments that were due on the immediately preceding Due Date have not yet been received.

(d)           The Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority, the Mortgagor or to the Owner pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby.  In addition, the Servicer shall provide the Owner with such information concerning the Mortgage Loans as is necessary for such Owner to prepare federal income tax returns as the Owner may reasonably request from time to time.

Subsection 11.17    [Reserved].

Subsection 11.18    Assumption Agreements.

The Servicer will use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note; provided that, subject to the Owner’s prior approval, the Servicer shall permit such assumption if so required in accordance with the terms of the Mortgage or the Mortgage Note.  When the Mortgaged Property has been conveyed by the

Mortgagor prior to payment in full of the Mortgage Loan, the Servicer will, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto; provided, however, the Servicer will not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any.  In connection with any such assumption, the outstanding principal amount, the Monthly Payment, the Mortgage Interest Rate, the Lifetime Rate Cap (if applicable), the Gross Margin (if applicable), the Initial Rate Cap  (if applicable) or the Periodic Rate Cap (if applicable) of the related Mortgage Note shall not be changed, and the term of the Mortgage Loan will not be increased or decreased.  If an assumption is allowed pursuant to this Subsection 11.18, the Servicer with the prior consent of the issuer of the Primary Mortgage Insurance Policy, if any, is authorized to enter into a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.

Subsection 11.19    Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will obtain the portion of the Mortgage File that is in the possession of the Owner or its designee, prepare and process any required satisfaction or release of the Mortgage and notify the Owner in accordance with the provisions of this Agreement.  The Owner agrees to deliver to the Servicer (or cause to be delivered to the Servicer) the original Mortgage Note for any Mortgage Loan not later than five (5) Business Days following its receipt of a notice from the Servicer that such a payment in full has been received or that a notification has been received that such a payment in full shall be made. Such Mortgage Note shall be held by the Servicer, in trust, for the purpose of canceling such Mortgage Note and delivering the canceled Mortgage Note to the Mortgagor in a timely manner as and to the extent provided under any applicable federal or state law.

In the event the Servicer grants a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or as otherwise permitted under this Agreement, the Servicer shall remit to the Owner the Stated Principal Balance of the related Mortgage Loan by deposit thereof in the Custodial Account no later than the immediately following Remittance Date, unless the Servicer has cured its error prior to such Remittance Date.  In addition, the Servicer shall have the right, at its expense, to cure any such erroneous satisfaction or release and reinstate the Mortgage of record unless the related Mortgage Loan has been included in a Securitization Transaction.  Upon such reinstatement, the Owner shall return any funds remitted by the Servicer related thereto unless the related Mortgage Loan has been included in a Securitization Transaction.  At its option, upon remittance of the funds to the Owner by the Servicer, the Servicer may require the Owner to assign to the Servicer any rights, if any, the Owner may have with regard to the Mortgage to allow the Servicer to attempt to reinstate the Mortgage of record.

Subsection 11.20  Servicer Shall Provide Access and Information as Reasonably Required.

The Servicer shall provide to the Owner, and for any Owner insured by FDIC or NAIC, the supervisory agents and examiners of FDIC and OTS or NAIC, access to any documentation regarding the Mortgage Loans which may be required by applicable regulations.  Such access shall be afforded without charge, but only upon reasonable request, during normal business hours and at the offices of the Servicer.

In addition, the Servicer shall furnish upon request by the Owner, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable and appropriate with respect to the purposes of this Agreement and applicable regulations.  All such reports or information shall be provided by and in accordance with all reasonable instructions and directions the Owner may require.  The Servicer agrees to execute and deliver all such instruments and take all such action as the Owner, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Subsection 11.21    Inspections.

The Servicer shall inspect the Mortgaged Property as often deemed necessary by the Servicer to assure itself that the value of the Mortgaged Property is being preserved.  In addition, if any Mortgage Loan is more than forty-five (45) days delinquent, the Servicer shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Customary Servicing Procedures or as may be required by the primary mortgage guaranty insurer.  The Servicer shall keep written report of each such inspection and shall provide a copy of such inspection to the Owner upon the request of the Owner.

Subsection 11.22    Restoration of Mortgaged Property.

The Servicer need not obtain the approval of the Owner prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Customary Servicing Procedures.  For claims greater than $15,000, at a minimum, the Servicer shall, to the extent permitted by the terms of the related Mortgage Note and applicable law, comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(a)           the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(b)           the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(c)           the Servicer shall verify that the Mortgage Loan is not in default; and

(d)           pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Owner is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Owner.

Subsection 11.23    Fair Credit Reporting Act.

The Servicer, in its capacity as servicer for each Mortgage Loan, agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

Subsection 11.24    Prepayment Charges.

Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment, the Servicer shall not waive any Prepayment Charge or portion thereof required by the terms of the related Mortgage Note unless (i) the related Mortgage Loan is in default or foreseeable default and such waiver (a) is standard and customary in servicing mortgage loans similar to the Mortgage Loans and (b) would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan, (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law, (iii) the enforceability would be considered “predatory” pursuant to written guidelines issued by any applicable federal, state or local authority having jurisdiction over such matters, (iv) the Servicer is unable to locate documentation sufficient to allow it to confirm the existence and amount of such Prepayment Charge after using commercially reasonable efforts to locate such documentation, which efforts shall include, but are not limited to, seeking such documentation from the Owner, the Owner’s custodian and from its own records or files, or (v) the related Mortgaged Property has been damaged such that the current value of the Mortgaged Property has been reduced by at least half as a result of a natural disaster or other insured or uninsured peril, and the borrower has elected to pay the loan in full rather than rebuild the Mortgaged Property.  For the avoidance of doubt, the Servicer may waive a Prepayment Charge in connection with a short sale or short payoff on a defaulted Mortgage Loan.

Subsection 11.25    Recovery and Reimbursement of Advances.

Notwithstanding anything to the contrary in this Agreement, the Servicer shall have no obligation to make any Servicing Advance from its corporate funds on account of any Mortgage

Loan, but instead the Servicer shall be entitled to use funds available for remittance to the Owner to pay such Servicing Advances.  The Servicer shall not be obligated to advance its funds to pay attorney fees or costs incurred on behalf of the Owner in connection with litigation related to a Mortgage Loan.

(a)           Servicing Advances.

The Servicer may, from time to time during the term of this Agreement, and for ease of administration, make Servicing Advances when in its good faith judgment it is necessary or advisable to do so, and the Servicer shall not have any obligation to notify the Owner before making any Servicing Advance except as otherwise specified herein.

(b)           P&I Advances.

The Servicer shall have no obligation to remit any funds, nor make any P&I Advance, in excess of amounts actually collected by the Servicer.  The Servicer shall remit such funds only upon funding by the Owner of any required remittance.

The Servicer will notify the Owner by electronic or facsimile transmission of the amount that is necessary to make a required P&I Advance not later than three (3) Business Days before the Servicer requires the funds.  The Owner shall, at the Servicer’s direction either immediately deposit such amount into the appropriate Custodial Account or wire such amount to the Servicer.

(c)           Servicer’s Option to Interim Bill and Require Funding of Anticipated Servicing Advances.

In addition to provisions elsewhere in this Agreement, the Servicer, in its sole discretion, may at any time bill the Owner for Servicing Advances that are then outstanding and for Servicing Advances that the Servicer anticipates the Servicer will make prior to the next month end.   Any such invoice shall be payable within twenty (20) Business Days of the Owner’s receipt.

SECTION 12.    The Servicer.

Subsection 12.01    Indemnification; Third Party Claims.

(a)           The Servicer agrees to indemnify and hold harmless the Owner and its officers, employees, members, directors, Affiliates and representatives against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Owner may sustain in any way related to (i) the failure of the Servicer to service the Mortgage Loans in compliance with the terms of this Agreement or (ii) a breach of the Servicer’s representations, warranties or covenants included in this Agreement.  This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(b)           The Servicer shall promptly notify the Owner if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, and the Servicer shall assume (with the written consent of the Owner) the defense of any such claim and pay, as a Servicing Advance, all expenses in connection therewith, including counsel fees.  If the Servicer has assumed the defense of the Owner, the Servicer shall provide the Owner with a written report of all expenses and advances incurred by the Servicer pursuant to this Subsection 12.01 and the Owner shall promptly reimburse the Servicer for all unreimbursed amounts advanced by it pursuant to the preceding sentence except when and to the extent that the claims relate to the failure of the Servicer to service the Mortgage Loans in accordance with the terms of this Agreement or any other breach by the Servicer of this Agreement.

Subsection 12.02    Merger or Consolidation of the Servicer.

The Servicer will keep in full effect its existence, rights and franchises as a national banking association, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Servicer may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to substantially all of the business of the Servicer (whether or not related to loan servicing), shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Subsection 12.03    Limitation on Liability of the Servicer and Others.

The duties and obligations of the Servicer shall be determined solely by the express provisions of this Agreement, the Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Servicer.  Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in accordance with Customary Servicing Procedures and otherwise in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer against any liability resulting from any breach of any representation or warranty made herein, or from any liability specifically imposed on the Servicer herein; and, provided further, that this provision shall not protect the Servicer against any liability that would otherwise be imposed by reason of the willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of the obligations or duties hereunder.  The Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder.  Subject to the terms of Subsection 12.01, the Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer’s duty to service the Mortgage Loans in accordance with this Agreement.

Subsection 12.04    Servicer Resignation Requirements.

The Servicer shall not assign this Agreement except by mutual consent of the Servicer and the Owner.  At any time during the term hereof, the Servicer may, without cause, by one hundred eighty (180) days prior written notice to the Owner, terminate this Agreement as to any or all Mortgage Loans then being serviced or upon the determination that the Servicer’s duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer.  Any such determination permitting the unilateral resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner, which Opinion of Counsel shall be in form and substance acceptable to the Owner.  No such resignation of or assignment by the Servicer shall become effective until a successor has assumed the Servicer’s responsibilities and obligations hereunder in accordance with Subsection 14.02.  If the Servicer resigns pursuant to this Section 12.04, the Servicer shall pay all costs incurred by the Owner in transferring servicing of the Mortgage Loans.

Subsection 12.05    No Liability for Failure to Deliver Servicing Files.

The Servicer shall have no liability for any failure to carry out its servicing responsibilities hereunder that is directly caused by the failure of an Originator to deliver to the Servicer the Servicing Files (or portions thereof) necessary to service such Mortgage Loans in material compliance with the Customary Servicing Procedures or this Agreement.

SECTION 13.  Default.

Subsection 13.01    Events of Default.

In case one or more of the following Events of Default by the Servicer shall occur and be continuing:

(a)           any failure by the Servicer to remit to the Owner any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days;

(b)           failure by the Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner;

(c)           a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

(d)           the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or relating to all or substantially all of the Servicer’s property;

(e)           the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

(f)           the Servicer shall cease to be qualified to do business under the laws of any state in which a Mortgaged Property is located, but only to the extent such qualification is necessary to ensure the enforceability of each Mortgage Loan and to perform the Servicer’s obligations under this Agreement;

(g)           the Servicer shall fail to meet the servicer eligibility qualifications of Fannie Mae or the Servicer shall fail to meet the servicer eligibility qualifications of Freddie Mac;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Owner, by notice in writing to the Servicer, may, in addition to whatever rights the Owner may have at law or equity to damages, including injunctive relief and specific performance, commence termination of all the rights and obligations of the Servicer under this Agreement and with respect to the Mortgage Loans and the proceeds thereof.  Upon receipt by the Servicer of such written notice from the Owner stating that it intends to terminate the Servicer as a result of such Event of Default, all authority and power of the Servicer under this Agreement, including any compensation due the Servicer under this Agreement on and after the effective date of termination, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Subsection 14.02.  Upon written request from the Owner, the Servicer shall prepare, execute and deliver to a successor any and all documents and other instruments, place in such successor’s possession all Mortgage Files and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents to the successor at the Servicer’s sole expense.  The Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans and the payment of all costs relating to the transfer of servicing.

Subsection 13.02    Waiver of Default.

The Owner may waive any default by the Servicer in the performance of its obligations hereunder and its consequences.  Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

SECTION 14.  Termination.

Subsection 14.01    Termination.

The obligations and responsibilities of the Servicer, as servicer, shall terminate upon (a) the distribution to the Owner of the final payment or liquidation with respect to the last Mortgage Loan, (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder, (c) notice given by the Owner pursuant to Section 14.03, or (d) notice given by the Servicer pursuant to Section 12.04.  Upon written request from the Owner in connection with any such termination, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in the Owner’s possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Owner’s sole expense.  The Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Subsection 14.02    Successors to the Servicer.

Prior to the termination of the Servicer’s responsibilities and duties under this Agreement pursuant to Subsections 12.04, 13.01 or 14.01, the Owner shall, (a) succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement or (b) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement upon such termination.  In connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree.  In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement shall be terminated pursuant to the aforementioned Subsections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of the Servicer pursuant to the aforementioned Subsections shall not become effective until the earlier of one hundred eighty (180) days following the termination or the date a successor shall be appointed pursuant to this Subsection and shall in no event relieve the Servicer of the representations and warranties made pursuant to Section 7 and any remedies available to the Owner under Section 12.01 or otherwise, it being understood and agreed that the provisions of such Section 7 and Section 12.01 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Owner an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of the Servicer or this Agreement pursuant to Subsections 12.04, 13.01 or 14.01 shall not affect any claims that the Owner may have against the Servicer based upon facts and circumstances arising prior to any such termination or resignation.

The Servicer shall promptly deliver to the successor the funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

Upon a successor’s acceptance of appointment as such, the Owner shall notify by mail the Servicer of such appointment.

Subsection 14.03          Termination by Owner.

The Servicer shall not be entitled to any compensation related to any termination of its rights and obligations under this Agreement in connection with an Event of Default.  The Owner may terminate this Agreement without cause and transfer servicing to a successor Servicer by delivering to the Servicer written notice of such termination no fewer than sixty (60) days prior to the effective date of termination.  If the Servicer’s rights and obligations under this Agreement are terminated without cause, the Owner shall reimburse the Servicer for its applicable portion of  all accrued and unpaid Servicing Fees for one hundred twenty (120) days following the notice of transfer of the Mortgage Loans and outstanding Servicing Advances associated with the Mortgage Loans.  Upon written request from the Owner in connection with any such termination, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, and including the delivery to or at the direction of the Owner, all contents of the Mortgage Files in the possession of the Servicer, at the Owner’s sole expense.  The Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

SECTION 15.  Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

(a)           if to the Owner:

Redwood Residential Acquisition Corporation
One Belvedere Place, Suite 360
Mill Valley, CA 94941
Attention:  Loss Mitigation
Phone:  (415) 380-3445
Facsimile:  (415) 381-1773

With a copy to the General Counsel at the same address

(b)           if to the Servicer:

Cenlar FSB
425 Phillips Boulevard
Ewing, NJ 08618
Phone:  (609) 883-3900
Facsimile:  (609) 538-4006

With a copy address to Corporate Counsel at the same address or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 16.  Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.  If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 17. No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Owner.

SECTION 18. Counterparts.

This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 19. Governing Law; Choice of Forum; Waiver of Jury Trial.

EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW, THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS OF NEW YORK (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) OR ANY OTHER JURISDICTION.

EACH PARTY HERETO KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF IN ANY WAY RELATED TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

With respect to any claim or action arising hereunder, the parties (a) irrevocably submit to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, New York, and appellate courts from any thereof, and (b) irrevocably waive any objection which such party may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, and irrevocably waive any claim that any such suit action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 20. Reserved.

SECTION 21. Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 22. Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 23. General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)           accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)           references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)           the headings of the various articles, sections, subsections and paragraphs of this Agreement and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof;

(e)           reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(f)           the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(g)           the term “include” or “including” shall mean without limitation by reason of enumeration.

SECTION 24. Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party hereto in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 25. Amendment.

This Agreement may be amended from time to time by the Owner and the Servicer by written agreement signed by the parties hereto.

SECTION 26. Confidentiality.

Each of the Owner and the Servicer shall employ proper procedures and standards designed to maintain the confidential nature of the terms of this Agreement, except to the extent (a) the disclosure of which is reasonably believed by such party to be required in connection with regulatory requirements or other legal requirements relating to its affairs; (b) disclosed to any one or more of such party’s employees, officers, directors, agents, attorneys or accountants who would have access to the contents of this Agreement and such data and information in the normal course of the performance of such person’s duties for such party, to the extent such party has procedures in effect to inform such person of the confidential nature thereof; (c) that is disclosed in a prospectus, prospectus supplement or private placement memorandum relating to a Securitization Transaction of the Mortgage Loans by the Owner (or an Affiliate assignee thereof) or to any person in connection with the resale or proposed resale of all or a portion of the Mortgage Loans by such party in accordance with the terms of this Agreement; and (d) that is reasonably believed by such party to be necessary for the enforcement of such party’s rights under this Agreement.

SECTION 27. Entire Agreement.

This Agreement constitutes the entire agreement and understanding relating to the subject matter hereof between the parties hereto and any prior oral or written agreements between them shall be deemed to have merged herewith.

SECTION 28. Further Agreements.

The Servicer and the Owner each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

SECTION 29. Successors and Assigns.

This Agreement shall bind and inure to the benefit of and be enforceable by the initial Owner and the Servicer, and the respective successors and assigns of the Owner and the Servicer.  The initial Owner and any subsequent purchasers may assign this Agreement to any Person to whom any Mortgage Loan is transferred pursuant to a sale or financing upon prior written notice to the Servicer in accordance with the following paragraph; provided, however, that except in connection with Securitization Transactions, as to which no such quantitative limitation shall apply, the Servicer shall not be required to service the Mortgage Loans for more than three (3) Persons for assignees of Redwood Residential Acquisition Corporation or its respective Affiliates at any time and shall not recognize any assignment of this Agreement to the extent that following such assignment more than such number of Persons would be purchasers hereunder.  As used herein, the trust formed in connection with a Securitization Transaction shall be deemed to constitute a single “Person.”  Upon any such assignment and written notice thereof to the Servicer, the Person to whom such assignment is made shall succeed to all rights and obligations of the Owner under this Agreement to the extent of the related Mortgage Loan or Mortgage Loans and this Agreement, to the extent of the related Mortgage Loan or Mortgage Loans, shall be deemed to be a separate and distinct agreement between the Servicer and such purchaser, and a separate and distinct agreement between the Servicer and each other purchaser to the extent of the other related Mortgage Loan or Mortgage Loans.

At least five (5) Business Days prior to the end of the month preceding the date upon which the first remittance is to be made to an assignee of the Owner, the Owner shall provide to the Servicer written notice of any assignment setting forth:  (a) the Servicer’s applicable Mortgage Loan identifying number for each of the Mortgage Loans affected by such assignment; (b) the aggregate scheduled transfer balance of such Mortgage Loans; and (c) the full name, address and wiring instructions of the assignee and the name and telephone number of an individual representative for such assignee, to whom the Servicer should:  (i) send remittances; (ii) send any notices required by or provided for in this Agreement; and (iii) deliver any legal documents relating to the Mortgage Loans (including, but not limited to, contents of any Mortgage File obtained after the effective date of any assignment).

If the Owner has not provided the notice of assignment required by this Section 29, the Servicer shall not be required to treat any other Person as a “Owner” hereunder and may continue to treat the Owner which purports to assign the Agreement as the “Owner” for all purposes of this Agreement.

SECTION 30. Non-Solicitation.

From and after the related Closing Date, the Servicer and any of its Affiliates will not take any action or permit or cause any action to be taken by any of its agents or Affiliates, or by any independent contractors on its behalf, to personally, by telephone or mail, solicit a Mortgagor under any Mortgage Loan for the purpose of refinancing a Mortgage Loan, in whole or in part, without the prior written consent of the Owner, other than in connection with a loss mitigation action.  It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) are solely the property of the Owner and none of the Servicer or any of its Affiliates shall take any action to undermine these rights and benefits.

Notwithstanding the foregoing, it is understood and agreed that the Servicer or any of its Affiliates:

(a)           may advertise its availability for handling refinancings of mortgages in its portfolio, including the promotion of terms it has available for such refinancings, through the sending of letters or promotional material, so long as it does not specifically target Mortgagors and so long as such promotional material either is sent to the mortgagors for all of the mortgages in the A-quality servicing portfolio of the Servicer and any of their Affiliates (those it owns as well as those serviced for others) or sent to all of the mortgagors who have specific types of mortgages (such as conventional fixed-rate or conventional adjustable-rate), or sent to those mortgagors whose mortgages fall within specific interest rate ranges;

(b)           may provide pay-off information and otherwise cooperate with individual mortgagors who contact it about prepaying their mortgages by advising them of refinancing terms and streamlined origination arrangements that are available; and

(c)           may offer to refinance a Mortgage Loan made within thirty (30) days following receipt by it  of a pay-off request from the related Mortgagor.

Promotions undertaken by the Servicer or by any Affiliate of the Servicer that are directed to the general public at large (including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements), shall not constitute solicitation under this Section 30.

SECTION 31. Protection of Consumer Information.

Each party agrees that it (i) shall comply with any applicable laws and regulations regarding the privacy and security of Consumer Information, (ii) shall not use Consumer Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of Consumer Information, (iii) shall not disclose Consumer Information to third parties except at the specific written direction of the Owner or the Servicer, (iv) shall maintain adequate physical, technical and administrative safeguards to protect Consumer Information from unauthorized access and (v) shall immediately notify the other party of any actual or suspected breach of the confidentiality of Consumer Information.

SECTION 32. Cooperation of the Servicer With a Reconstitution; Regulation AB Compliance.

(a)           The Servicer acknowledges and the Owner agrees that with respect to some or all of the Mortgage Loans, the Owner may effect either:

(1)           one or more Whole Loan Transfers; and

(2)           one or more Securitization Transactions;

provided, however, that except in connection with Securitization Transactions, no more than three (3) Persons shall be assignees of the Owner’s interest in this Agreement with respect to a given Mortgage Loan Package.

(b)           The Servicer shall reasonably cooperate with the Owner in connection with any Whole Loan Transfer or Securitization Transaction contemplated by the Owner pursuant to this Section.  In connection therewith, the Owner shall deliver any Reconstitution Agreement or other document related to the Whole Loan Transfer or Securitization Transaction to the Servicer at least fifteen (15) days prior to such transfer and the Servicer shall execute any Reconstitution Agreement that contains servicing provisions substantially similar to those herein or otherwise reasonably acceptable to the Owner and the Servicer and that restates the representations and warranties contained in Section 7 as of the Reconstitution Date.  In connection with any Securitization Transaction, the Servicer shall not, and shall cause its Affiliates not to, as part of the original offering thereof, purchase any of the securities offered in such Securitization Transaction.  Any prospective assignees of the Owner who have entered into a commitment to purchase any of the Mortgage Loans in a Whole Loan Transfer or Securitization Transaction may review the Servicer’s servicing operations, upon reasonable prior notice to the Servicer, and the Servicer shall cooperate with such review and underwriting to the extent such prospective assignees request information or documents that are available and can be produced without unreasonable expense or effort.  Subject to any applicable laws, the Servicer shall make the Mortgage Files related to the Mortgage Loans held by the Servicer available at the Servicer’s principal operations center for review by any such prospective assignees during normal business hours upon reasonable prior notice to the Servicer (in no event fewer than five (5) Business Days’ prior notice).  The Servicer may, in its sole discretion, require that such prospective assignees sign a confidentiality agreement with respect to such information disclosed to the prospective assignee which is not available to the public at large and a release agreement with respect to its activities on the Servicer’s premises.  The Owner hereby agrees to reimburse the Servicer for reasonable “out-of-pocket” expenses incurred by the Servicer that relate to such Whole Loan Transfer or Securitization Transaction including without limitation reimbursement for attorneys’ fees and disbursements and the amount which reasonably reflects time and effort expended by the Servicer in connection therewith.

(c)           In order to facilitate compliance with Regulation AB promulgated under the Securities Act, the Servicer and the Owner agree to comply with the provisions of the Regulation AB Compliance Addendum attached hereto as Addendum I.

(d)           In connection with any Securitization, the Servicer shall execute and deliver an Assignment, Assumption and Recognition Agreement substantially in the form of Addendum II.

(e)           All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Securitization Transaction shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.  It is understood and agreed by the Owner and the Servicer that the right to effectuate such Whole Loan Transfer or Securitization Transaction as contemplated by this Section 32 is limited to the Owner.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized on the date first above written.

REDWOOD RESIDENTIAL ACQUISITION
CORPORATION,

as Owner

By:	/s/ John Isbrandtsen
Name:	John Isbrandtsen
Title:	Authorized Officer

CENLAR FSB,
as Servicer

By:	/s/ Gregory S. Tornquist
Name:	Gregory S. Tornquist
Title:	President/CEO

[Flow Mortgage Loan Servicing Agreement, dated August 1, 2011]

EXHIBIT 1

FORM OF SERVICER ACKNOWLEDGEMENT

Pursuant to that certain Flow Mortgage Loan Servicing Agreement, dated as of [  ], 20[__] (the “Agreement”) between Redwood Residential Acquisition Corporation (“Owner”) and Cenlar FSB (“Servicer”), the Owner hereby engages the Servicer to service the mortgage loans identified on the mortgage loan schedule attached hereto as Schedule 1 (the “Mortgage Loans”).  Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Agreement.

Servicer hereby agrees to service the Mortgage Loans as of the Transfer Date and assumes all responsibilities to service the Mortgage Loans in accordance with the Agreement for and Addendum A to, and for the fees set forth on, the pricing proposal dated August 1, 2011.

Each of Owner and Servicer represents and warrants that its respective representations and warranties made in the Agreement are true and correct as of the Closing Date or such other date as is specified in the Agreement.

As set forth in the Agreement, the following terms shall have the respective meanings set forth below with respect to the Mortgage Loan Package referenced hereby.

1.           Closing Date. The Closing Date is [___ __ __], 20__.
2.           Cut-off Date.  The Cut-off Date is [_____ __], 20__.
3.           Transfer Date:  [_______], 20__.
4.           Number of Mortgage Loans. [___] Mortgage Loans.
5.           Stated Principal Balance as of Cut-off Date. $[__________].

This Servicer Acknowledgement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Owner and Servicer have executed this Servicer Acknowledgement as of the day and year first written above.

REDWOOD RESIDENTIAL ACQUISITION CORPORATION as Owner	CENLAR FSB as Servicer

By:	By:

Name:	Name:

Its:	Its:

1-1

EXHIBIT 2
FORM OF NOTICE OF SALE OF OWNERSHIP OF MORTGAGE LOAN

Under federal law, borrowers are required to be notified in writing whenever ownership of a mortgage loan secured by their principal dwelling is sold, transferred or assigned (collectively, “sold”) to a new creditor.  This Notice is to inform you that your prior creditor has sold your loan (described below) to us, the new creditor identified below.

**Please note that while we now own your loan, we are not the servicer of your loan.  The servicer (identified below) acts on our behalf to handle the ongoing administration of your loan, including the collection of mortgage payments.  Please continue to send your mortgage payments as directed by the servicer, and NOT to us.  Also, should you have any questions regarding your loan, please contact the servicer using the contact information set forth below.  The servicer is authorized to handle routine inquiries and requests regarding your loan and, if necessary, to consult with us regarding your request and communicate to you our decision with respect to such request. **

Please note that the sale of your loan to us may also result in a change of servicer.  If this occurs, you will receive a separate notice, required under federal law, providing information regarding the new servicer.

LOAN INFORMATION

Date of Loan:
Original Amount of Loan:
Date Your Loan was Sold to the New Creditor:
Address of Mortgaged Property:

SERVICER INFORMATION

Name:
Mailing Address:
Telephone Number (Toll free):

NEW CREDITOR INFORMATION

Name:
Mailing Address: (not for payments):
Telephone Number (Toll free):

AGENT INFORMATION (If we have granted an agent other than the servicer authority to act on our behalf, contact information for such agent will appear below):

Name:
Mailing Address:
Telephone Number (Toll free):

The transfer of the lien associated with your loan is currently recorded, or in the future may be recorded, in the public records of the local County Recorder’s office for the county where your property is located.  If checked ☐, ownership of your loan is also recorded on the registry of the Mortgage Electronic Registrations System at 1818 Library Street, Suite 300, Reston, VA 20190.

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[Confirm if applicable]  Your loan has been securitized and we own legal title to your loan acting as trustee of the related securitization trust (the “Trust”) for the benefit of the holders (the “Holders”) of the mortgage-backed securities issued by the Trust.  Our rights and obligations, as trustee, are defined in one or more contracts among us, the Holders and certain other parties.  As a result, our authority to respond favorably to your requests or inquiries may be limited by the terms of such contracts.

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EXHIBIT 3

[TRANSFER INSTRUCTIONS]

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ADDENDUM I

REGULATION AB COMPLIANCE ADDENDUM

TO FLOW MORTGAGE LOAN SERVICING AGREEMENT

(Servicing-only)

SECTION 1.  DEFINED TERMS

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.  The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

Commission:  The United States Securities and Exchange Commission.

Company:  CENLAR FSB, and its successors.

Company Information:  As defined in Section 2.07(a).

Depositor:  The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Master Servicer:  With respect to any Securitization Transaction, the “master servicer,” if any, identified in the related transaction documents.

Reconstitution Agreement:  The agreement or agreements entered into by the Company and the Owner and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or Securitization Transaction.

Regulation AB:  Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Securities Act:  The Securities Act of 1933, as amended.

Securitization Transaction:  Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly by the Owner to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicer:  As defined in Section 2.03(c).

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB for which the Company is responsible in its capacity as Servicer as identified on Exhibit B hereto, provided that such Exhibit B may be amended from time to time to reflect changes in Regulation AB.

Sponsor:  With respect to any Securitization Transaction, the Person identified in writing to the Company by the Owner as sponsor for such Securitization Transaction.

Static Pool Information:  Static pool information as described in Item 1l05(a)(l)-(3) and 1105(c) of Regulation AB.

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer, provided that this term shall not include the Owner, an Affiliate of the Owner or originators of Mortgage Loans acquired by the Company from the Owner or an Affiliate of the Owner.

Subservicer:  Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions identified in Item 1122(d) of Regulation AB that are required to be performed by the Company under this Agreement or any Reconstitution Agreement, provided that this term shall not include the Owner, an Affiliate of the Owner or originators of Mortgage Loans acquired by the Company from the Owner or an Affiliate of the Owner.

Whole Loan Transfer:  Any sale or transfer of some or all of the Mortgage Loans (including an Agency Transfer), other than a Securitization Transaction.

SECTION 2.  COMPLIANCE WITH REGULATION AB

Subsection 2.01.  Intent of the Parties; Reasonableness.

The Owner and the Company acknowledge and agree that the purpose of this Regulation AB Addendum is to facilitate compliance by the Owner and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission and that the provisions of this Regulation AB Addendum shall be applicable to all Mortgage Loans included in a Securitization Transaction closing on or after January 1, 2006, regardless whether the Mortgage Loans were purchased by the Owner prior to the date hereof.  Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Owner or any Depositor provide comparable disclosure in unregistered offerings.  References in this Regulation AB Addendum to compliance with Regulation AB include provision of comparable disclosure in private offerings.  The Owner and the Company also acknowledge and agree that amendments to Regulation AB may become effective during the term of this Agreement and that both parties will use commercially reasonable efforts to comply with such amendments.

Neither the Owner nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable requests made by the Owner, any Master Servicer or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with any Securitization Transaction, the Company shall cooperate fully with the Owner and any Master Servicer to deliver to the Owner (including any of its assignees or designees) and one of any Master Servicer or any Depositor (as requested), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Owner or any Depositor to permit the Owner, such Master Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Owner, the Master Servicer or any Depositor to be necessary in order to effect such compliance.

The Owner and the Company also acknowledge and agree that Section 2.02(a)(i)-(v), Section 2.03(c), (e) and (f), Section 2.04, Section 2.05 and Section 2.06 of this Regulation AB Addendum shall only be applicable with respect to any Mortgage Loan if the Company (or Subservicer, if any) services such Mortgage Loan for a period following the closing date of a related Securitization Transaction.

For purposes of this Regulation AB Addendum, the term “Owner” shall refer to Redwood Residential Acquisition Corporation and its successors in interest and assigns.  In addition, any notice or request that must be “in writing”  or “written” may be made by electronic mail.

The Owner (including any of its assignees or designees) shall cooperate with the Company by providing timely notice of requests for information under these provisions.

Subsection 2.02  Additional Representations and Warranties of the Company.

(a)           The Company shall be deemed to represent to the Owner, to any Master Servicer and to any Depositor, as of the date on which information is first provided to the Owner, any Master Servicer or any Depositor under Section 2.03 that, except as disclosed in writing to the Owner, such Master Servicer or such Depositor prior to such date: (i) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event with respect to the Company has occurred as to any other securitization due to any act or failure to act of the Company; (ii) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the Servicing Criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (iv) no material changes to the Company’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Company’s financial condition that are reasonably expected to have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company or any Subservicer; and (vii) there are no affiliations, relationships or transactions relating to the Company or any Subservicer with respect to any Securitization Transaction and any party thereto identified in writing to the Company by the related Depositor of a type described in Item 1119 of Regulation AB.

(b)           If so requested in writing by the Owner, any Master Servicer or any Depositor on any date following the date on which information is first provided to the Owner, any Master Servicer or any Depositor under Section 2.03, the Company shall use its best efforts to confirm in writing within five (5) Business Days, but in no event later than ten (10) Business Days, following such request the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide within five (5) Business Days, but in no event later than ten (10) Business Days, reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Subsection 2.03  Information to Be Provided by the Company.

In connection with any Securitization Transaction, the Company shall use its best efforts to (i) within five (5) Business Days, but in no event later than ten (10) Business Days, following written request by the Owner or any Depositor, provide to the Owner and such Depositor (or, as applicable, cause each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Owner and such Depositor, the information and materials specified in paragraphs (a), (b), (c) and (f) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Company, provide to the Owner and any Depositor (in writing and in form and substance reasonably satisfactory to the Owner and such Depositor) the information specified in paragraph (d) of this Section.

(a)           [Reserved].

(b)           If so requested in writing by the Owner or any Depositor, the Company shall provide Static Pool Information solely with respect to securitized pools of mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Owner as provided below) that were included in securitizations that closed during the five (5) years preceding the closing date of the related Securitization Transaction.  Such Static Pool Information shall be prepared by the Company on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(3) of Regulation AB.  To the extent that there is reasonably available to the Company  Static Pool Information with respect to more than one mortgage loan type, the Owner or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph.  The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Owner or any Depositor.  Such Static Pool Information for each prior securitized pool shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in such prior securitized pool.  The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference.  The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Owner or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph) during the applicable offering period for the securities, the Company shall provide corrected Static Pool Information to the Owner or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

If so requested in writing by the Owner or any Depositor, the Company shall provide, at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Regulation AB Addendum), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Owner or Depositor, as applicable, pertaining to Static Pool Information relating to securitizations closed on or after January 1, 2006, as the Owner or such Depositor shall reasonably request.  Such statements and letters shall be addressed to and be for the benefit of such parties as the Owner or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction.  Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Owner or such Depositor.

(c)           If so requested in writing by the Owner or any Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Item 1108, 1117 and 1119 of Regulation AB.  Such information shall include, at a minimum:

(A)           the Servicer’s form of organization;

(B)           a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under the Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Owner or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1)           whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing by the Servicer during the three-year period immediately preceding the related Securitization Transaction;

(2)           the extent of outsourcing the Servicer utilizes;

(3)           whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(4)           whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(5)           such other information as the Owner or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C)           a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under the Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D)           information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under the Agreement or any Reconstitution Agreement;

(E)           information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F)           a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G)           a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

(H)           information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(I)           a description of any legal or governmental proceedings pending (or known to be contemplated) against the Servicer that would be material to securityholders; and

(J)           a description of any affiliation or relationship between the Servicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Owner or any Depositor in writing in advance of a Securitization Transaction.

(1)           the sponsor;

(2)           the depositor;

(3)           the issuing entity;

(4)           any servicer;

(5)           any trustee;

(6)           any originator;

(7)           any significant obligor;

(8)           any enhancement or support provider; and

(9)           any other material transaction party.

(d)           For the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, for so long as the Depositor is required to file reports under the Exchange Act with respect to a Securitization Transaction, the Company shall

(or shall cause each Subservicer to) (i) provide prompt notice to the Owner, any Master Servicer and any Depositor in writing of (A) any litigation or governmental proceedings pending against the Company or any Subservicer that would be material to securityholders and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Company or any Subservicer and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, but only to the extent that such affiliations or relationships do not include the Owner, Depositor or any of their respective Affiliates as a party, (C) any Event of Default of which it is aware or has received notice under the terms of the Agreement or any Reconstitution Agreement, (D) any merger or consolidation where the Company is not the surviving entity or sale of substantially all of the assets of the Company, and (E) the Company’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company’s obligations under the Agreement or any Reconstitution Agreement and (ii) provide to the Owner and any Depositor a description of such proceedings, affiliations or relationships.

(e)           As a condition to the succession to the Company or any Subservicer as servicer or subservicer under the Agreement or any Reconstitution Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Owner, any Master Servicer and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Owner and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Owner and such Depositor, all information reasonably requested in writing by the Owner or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(f)           In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of the Agreement, not later than ten (10) days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Company or any Subservicer, the Company or such Subservicer, as applicable, shall, to the extent the Company or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data and materials related thereto and reasonably available to it as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(i)           any modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB) that would be material to the securityholders;

(ii)           breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB) that would be material to the securityholders; and

(iii)           information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as additions, substitutions or repurchases), and any changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB) that would be material to the securityholders.

(g)           The Company shall provide to the Owner, any Master Servicer and any Depositor, upon written request, evidence of the authorization of the person signing any certification or statement, copies of Fidelity Bond Insurance and Errors and Omissions Insurance policy evidence, publicly available financial information and reports, and, to the extent material to securityholders, such other information related to the Company or any Subservicer of the Company’s or such Subservicer’s performance hereunder.

Subsection 2.04  Servicer Compliance Statement.

On or before March 5th of each calendar year when the Depositor is required to file reports under the Exchange Act with respect to the related Securitization Transaction, commencing in 2012, the Company shall deliver to the Owner and any Master Servicer, or any Depositor if a Master Servicer has not been identified for the related Securitization Transaction, a statement of compliance addressed to such parties and signed by an authorized officer of the Company, to the effect that (i) a review of the Company’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its obligations under the Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Subsection 2.05  Report on Assessment of Compliance and Attestation.

(a)           On or before March 5th of each calendar year when the Depositor is required to file reports under the Exchange Act with respect to the related Securitization Transaction, commencing in 2012, the Company shall:

(i)           deliver to the Owner and any Master Servicer, or any Depositor if a Master Servicer has not been identified for the related Securitization Transaction, a report (in form and substance reasonably satisfactory to such parties) regarding the Company’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to such parties and signed by an authorized officer of the Company, and shall address each of the “Applicable Servicing Criteria” specified on Exhibit B hereto;

(ii)           deliver to the Owner and any Master Servicer, or any Depositor if a Master Servicer has not been identified for the related Securitization Transaction, a report of a registered public accounting firm reasonably acceptable to such parties that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)           cause each Subservicer, and each Subcontractor determined by the Company pursuant to Section 2.06(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Owner and any Master Servicer, or any Depositor if a Master Servicer has not been identified for the related Securitization Transaction, an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section; and

(iv)           deliver, and cause each Subservicer, and each Subcontractor determined by the Company pursuant to Section 2.06(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver, to the Owner and any Master Servicer, or any Depositor if a Master Servicer has not been identified for the related Securitization Transaction, and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification, signed by the appropriate officer of the Company, in the form attached hereto as Exhibit A.

The Company acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.  Neither the Owner nor any Depositor will request delivery of a certification under clause (a)(iv) above unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

(b)           Each assessment of compliance provided by a Subservicer pursuant to Section 2.05(a)(iii) shall address each of the Servicing Criteria specified on substantially Exhibit B hereto or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment.  An assessment of compliance provided by a Subcontractor pursuant to Section 2.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 2.06.

Subsecton 2.06  Use of Subservicers and Subcontractors.

The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under the Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (a) of this Section.  The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not authorize any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under the Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (b) of this Section.

(a)           It shall not be necessary for the Company to seek the consent of the Owner, any Master Servicer or any Depositor to the utilization of any Subservicer.  The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of this Section and with Sections 2.02, 2.03(c), (e), (f) and (g), 2.04, 2.05 and 2.07 of this Regulation AB Addendum to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under Section 2.03(d) of this Regulation AB Addendum.  The Company shall be responsible for obtaining from each Subservicer and delivering to the Owner and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 2.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 2.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 2.05 as and when required to be delivered.

(b)           It shall not be necessary for the Company to seek the consent of the Owner, any Master Servicer or any Depositor to the utilization of any Subcontractor.  The Company shall promptly upon written request provide to the Owner and any Master Servicer, or any Depositor (or any designee of the Depositor, such as an administrator) if a Master Servicer has not been identified for the related Securitization Transaction, a written description (in form and substance reasonably satisfactory to such parties) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

(c)           As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of Sections 2.05 and 2.07 of this Regulation AB Addendum to the same extent as if such Subcontractor were the Company.  The Company shall be responsible for obtaining from each Subcontractor and delivering to the Owner and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 2.05, in each case as and when required to be delivered.

Subsection 2.07  Indemnification; Remedies.

The Company shall indemnify the Owner, each Affiliate of the Owner, and each of the following parties participating in a Securitization Transaction: each Sponsor; each issuing entity; each Person (including, but not limited to, any Master Servicer if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization

Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and Affiliates of each of the foregoing and of the Depositor (each, an “Indemnified Party”), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(a)           (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided in written or electronic format under this Regulation AB Addendum by or on behalf of the Company, or provided under this Regulation AB Addendum by or on behalf of any Subservicer or Subcontractor (collectively, the “Company Information”), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(b)           any breach by the Company of its obligations under this Regulation AB Addendum, including particularly any failure by the Company, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Regulation AB Addendum, including any failure by the Company to identify pursuant to Section 2.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB;

(c)           any breach by the Company of a representation or warranty set forth in Section 2.02(a) or in a writing furnished pursuant to Section 2.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 2.02(b) to the extent made as of a date subsequent to such closing date, or

(d)           the negligence, bad faith or willful misconduct of the Company in connection with its performance under this Regulation AB Addendum.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Company on the other.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Company shall promptly reimburse the Owner, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Company, any Subservicer or any Subcontractor.

(e)           This indemnification shall survive the termination of the Agreement or the termination of any party to the Agreement.

(i)           Any failure by the Company, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Regulation AB Addendum, or any breach by the Company of a representation or warranty set forth in Section 2.02(a) or in a writing furnished pursuant to Section 2.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 2.02(b) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Company under the Agreement and any applicable Reconstitution Agreement, and shall entitle the Owner or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under the Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in the Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Company (and, if the Company is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer reasonably acceptable to any Master Servicer for such Securitization Transaction); provided that to the extent that any provision of the Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(ii)           Any failure by the Company, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 2.04 or 2.05, including (except as provided below) any failure by the Company to identify pursuant to Section 2.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten (10) calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Company under the Agreement and any applicable Reconstitution Agreement, and shall entitle the Owner, any Master Servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under the Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company; provided that to the extent that any provision of the Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

Neither the Owner nor any Depositor shall be entitled to terminate the rights and obligations of the Company pursuant to this subparagraph (b)(ii) if a failure of the Company to identify a Subcontractor “participating in the servicing function” within the meaning of Items 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

(f)           The Company shall promptly reimburse the Owner (or any designee of the Owner), any Master Servicer and any Depositor, as applicable, for all reasonable expenses incurred by the Owner (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer.  The provisions of this paragraph shall not limit whatever rights the Owner or any Depositor may have under other provisions of the Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Subsection 2.08  Third-party Beneficiary.

For purposes of this Regulation AB Addendum and any related provisions thereto, each Master Servicer shall be considered a third-party beneficiary of the Agreement, entitled to all the rights and benefits hereof as if it were a direct party to the Agreement.

EXHIBIT A

FORM OF ANNUAL CERTIFICATION

Re:         The [     ] agreement dated as of [              ], 20[  ] (the “Agreement”), among
[IDENTIFY PARTIES]

I, ________________________________, the _____________________ of [ ] certify to [the Owner], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)           I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB and identified as the responsibility of the Company on Exhibit B to the Regulation AB Compliance Addendum to the Agreement (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 20[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)           Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)           Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4)           I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5)           The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer].  Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer].  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

I-A-1

Date:

By:

Name:
Title:

I-2

EXHIBIT B

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”;

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	x
1122(d)(1)(i)
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	x
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
x
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
x
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	x
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
x
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
x

I-B-1

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements.  For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
x
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts.  These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.  These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
x
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.   Specifically, such reports (A) are prepared in accordance with timeframes and other terms  set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
x
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	x
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	x
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	x

I-2

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	x
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	x
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	x
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
x
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	x
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
x
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
x
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements.  Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
x

I-3

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	x
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts):  (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the Mortgage Loans, or such other number of days specified in the transaction agreements.
x
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
x
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
x
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
x
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	x
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

I-4

[NAME OF SUBSERVICER]

Date:

By:

Name:
Title:

I-5

[__] – RRAC TO TRUSTEE

ADDENDUM II

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

For

Flow Mortgage Loan Servicing Agreement

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, dated as of [ ] (the “Assignment”), is entered into among Redwood Residential Acquisition Corporation (the “Assignor”), Sequoia Residential Funding, Inc. (the “Depositor”), [SERVICER NAME], as the servicer (the “Servicer”), and [ ] as trustee (in such capacity, the “Trustee” and as referred to herein, the “Assignee”) under a Pooling and Servicing Agreement dated as of [ ] (the “Pooling and Servicing Agreement”), among the Assignor, the Depositor and the Assignee.

RECITALS

WHEREAS, the Assignor and the Servicer have entered into a certain Flow Mortgage Loan Servicing Agreement, dated as of [ ] (the “Flow Servicing Agreement”), and the Servicer is currently servicing certain mortgage loans (the “Mortgage Loans”) under the Flow Servicing Agreement; and

WHEREAS, the Assignor will sell the Mortgage Loans (the “Specified Mortgage Loans”) that are listed on the mortgage loan schedule attached as Exhibit I hereto (the “Specified Mortgage Loan Schedule”) and its rights under the Flow Servicing Agreement with respect to the Specified Mortgage Loans to the Depositor; and

WHEREAS, the Depositor will sell to the Assignee all of its right, title and interest in the Specified Mortgage Loans and its rights under the Flow Servicing Agreement with respect to the Specified Mortgage Loans; and

WHEREAS, the parties hereto have agreed that the Specified Mortgage Loans shall be subject to the terms of this Assignment.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1.           Assignment and Assumption.

(a)           Effective on and as of the date hereof, the Assignor hereby sells, assigns, conveys and transfers to the Depositor all of its right, title and interest in, to and under the Flow Sale and Servicing Agreement to the extent relating to the Specified Mortgage Loans, together with its obligations as “Owner” (as such term is defined in the Flow Servicing Agreement) to the extent relating to the Specified Mortgage Loans, and the Depositor hereby accepts such assignment from the Assignor and assumes such obligations.

(b)           Effective on and as of the date hereof, the Depositor hereby sells, assigns, conveys and transfers to the Assignee all of its right, title and interest in, to and under the Flow Servicing Agreement to the extent relating to the Specified Mortgage Loans, together with its obligations as “Owner” (as such term is defined in the Flow Servicing Agreement) to the extent relating to the Specified Mortgage Loans, and the Assignee hereby accepts such assignment from the Depositor.

(c)           Assignee agrees to be bound, as “Owner” (as such term is defined in the Flow Servicing Agreement), by all of the terms, covenants and conditions of the Flow Servicing Agreement relating to the Specified Mortgage Loans, and from and after the date hereof, Assignee assumes for the benefit of each of Assignor, Depositor and Servicer all of Assignor’s obligations as Owner thereunder in respect of the Specified Mortgage Loans.

2.	Recognition of the Assignee.

From and after the date hereof, subject to Section 3 below, the Servicer shall recognize the Assignee as the holder of the rights and benefits of the Owner with respect to the Specified Mortgage Loans and the Servicer will service the Specified Mortgage Loans for the Assignee as if the Assignee and the Servicer had entered into a separate servicing agreement for the servicing of the Specified Mortgage Loans in the form of the Flow Servicing Agreement (as amended hereby) with the Assignee as the Owner thereunder, the terms of which Flow Servicing Agreement are incorporated herein by reference and amended hereby.  It is the intention of the parties hereto that this Assignment will be a separate and distinct agreement, and the entire agreement, between the parties hereto to the extent of the Specified Mortgage Loans and shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.

3.	Continuing Rights and Responsibilities.

(a)  The parties hereto agree and acknowledge that [                 ], an Affiliate of the Depositor, in its capacity as the initial Controlling Holder pursuant to the Pooling and Servicing Agreement, and for so long as it is the Controlling Holder, will assume all of Assignee’s rights and all related responsibilities as Owner under the sections of the  Flow Servicing Agreement listed below:

Flow Servicing Agreement:

Section	Matter

11.01, 5th, 7th and 8th ¶’s	Servicer to Act as Servicer; Subservicing.

11.13, 4th and 5th ¶’s	Title, Management and Disposition of REO Property.

11.20	Servicer Shall Provide Access and Information as Reasonably Required.

(b)           Notwithstanding Sections 1 and 2 above, Assignor reserves its rights under, and does not assign to Assignee or Depositor, the ongoing rights to take action and the responsibilities of the Owner under the Sections of the Flow Sale and Servicing Agreement listed below:

Flow Sale and Servicing Agreement:

Section	Matter

Addendum I	Regulation AB Compliance Addendum

(c)           In addition, the Servicer agrees to furnish to the Assignor as well the Master Servicer copies of reports, notices, statements and other communications required to be delivered by the Servicer pursuant to any of the sections of the Flow Servicing Agreement referred to above and under the following sections, at the times therein specified:

Flow Servicing Agreement:

Section

11.09	Transfer of Accounts.

11.16	Statements to the Owner.

Subsection 2.04 of Addendum I	Servicer Compliance Statement.

Subsection 2.05 of Addendum I	Report on Assessment of Compliance and Attestation.

(d)           If any Affiliate of the Depositor is no longer the Controlling Holder under the Pooling and Servicing Agreement, then all rights and responsibilities assumed by the Controlling Holder pursuant to Section 3(a) shall terminate and revert to Assignee; provided, however, that the rights and responsibilities assumed by the Controlling Holder under the 5th paragraph of Section 11.01 of the Flow Sale and Servicing Agreement shall terminate in their entirety as to the Specified Mortgage Loans.  Assignor will provide thirty (30) days notice to the Servicer of any such termination.

4.	Amendment to the Flow Servicing Agreement.

The Flow Servicing Agreement are hereby amended as set forth in Appendix A hereto with respect to the Specified Mortgage Loans.

5.	Representations and Warranties.

(a) Each of the parties hereto represents and warrants that it is duly and legally authorized to enter into this Assignment.

(b) Each of the parties hereto represents and warrants that this Assignment has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

6.	Continuing Effect.

Except as contemplated hereby, the Flow Servicing Agreement shall remain in full force and effect in accordance with their terms.  This Assignment constitutes a Reconstitution Agreement as contemplated in Section 32 of the Flow Servicing Agreement and the Reconstitution Date shall be the date hereof with respect to the Specified Mortgage Loans listed on Exhibit I on the date hereof.

7.	Governing Law.

This Assignment and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of New York.

8.	Notices.

Any notices or other communications permitted or required under the Flow Servicing Agreement to be made to the Assignor and Assignee shall be made in accordance with the terms of the Flow Servicing Agreement and shall be sent to the Assignor and Assignee as follows:

Assignor:  Redwood Residential Acquisition Corporation
One Belvedere Place, Suite 360
Mill Valley, CA  94941

Assignee:  [ ]

or to such other address as may hereafter be furnished by the Assignor or Assignee to the other parties in accordance with the provisions of the Flow Servicing Agreement.

9.	Counterparts.

This Assignment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

10.	Definitions.

Any capitalized term used but not defined in this Assignment has the same meaning as in the Flow Servicing Agreement.

11.	[Master Servicer.

The Servicer hereby acknowledges that the Assignee has appointed Wells Fargo Bank, N. A. (the “Master Servicer”) to act as master servicer and securities administrator under the Pooling and Servicing Agreement and hereby agrees to treat all inquiries, instructions, authorizations and other communications from the Master Servicer as if the same had been received from the Assignee.  The Master Servicer, acting on behalf of the Assignee, shall have the rights of the Assignee as the Owner under the Flow Servicing Agreement to enforce the obligations of the Servicer thereunder.  Any notices or other communications permitted or required under the Flow Servicing Agreement to be made to the Assignee shall be made in accordance with the terms of the Flow Servicing Agreement and shall be sent to the Master Servicer at the following address:

Wells Fargo Bank, N. A.
P.O. Box 98
Columbia, Maryland 21046
(or, for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland  21045)
Attention: Sequoia Mortgage Trust [ ]

or to such other address as may hereafter be furnished by the Master Servicer to Servicer.  Any such notices or other communications permitted or required under the Flow Servicing Agreement may be delivered in electronic format unless manual signature is required in which case a hard copy of such report or communication shall be required.

The Servicer further acknowledges that the Assignor has engaged the Master Servicer to provide certain default administration and that the Master Servicer, acting as agent of the Assignor, may exercise any of the rights of the Owner retained by the Assignor in Section 3 above.

The Servicer shall make all distributions under the Flow Servicing Agreement, as they relate to the Specified Mortgage Loans, to the Master Servicer by wire transfer of immediately funds to:

[__]

12.           Successors and Assigns.

Upon a transfer of the Specified Mortgage Loans by the Assignee (other than in respect of repurchases by a seller pursuant to the related purchase agreement) to a buyer (“buyer”), such transfer shall constitute a Reconstitution subject to the terms of Section 32 of the Flow Servicing Agreement.  Upon the closing of such transfer, the rights and obligations of Owner held by the Assignor pursuant to this Assignment shall automatically terminate and the buyer shall be deemed to possess all of the rights and obligations of Owner under the Flow Servicing Agreement, provided, however, that the Assignor shall remain liable for any obligations as Owner arising from or attributable to the period from the date hereof to the closing date of such transfer.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment the day and year first above written.

ASSIGNOR:
REDWOOD RESIDENTIAL ACQUISITION CORPORATION

By:
Name:
Title:

DEPOSITOR:
SEQUOIA RESIDENTIAL FUNDING, INC.

By:
Name:
Title:

ASSIGNEE:
[ ]

By:
Name:
Title:

SERVICER:
[ ]

By:
Name:
Title:

Accepted and agreed to by:

MASTER SERVICER:
WELLS FARGO BANK, N.A.

By:
Name:
Title:

EXHIBIT I

II-1

APPENDIX A

MODIFICATIONS TO THE FLOW SALE AND SERVICING AGREEMENT

1.           The definition of “Business Day” in Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Business Day:  Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the State of New York, the State of California, or the State of Maryland or the State of Minnesota, or (iii) a day on which banks in the State of New York, the State of California, or the State of Maryland or the State of Minnesota are authorized or obligated by law or executive order to be closed.”

2.	The definition of “Closing Date” is hereby revised to read as follows:

“Closing Date:  [__], except with respect to the first paragraph of Section 3 and the Servicer Acknowledgement(s).”

3.           The definition of “Cut-off Date” is hereby revised to read as follows:

“Cut-off Date:  [__], except with respect to the first paragraph of Section 3 and the Servicer Acknowledgement(s).”

4.	The definition of “First Remittance Date” is hereby revised to read as follows:

“First Remittance Date: [__].”

5.	Subsection 11.04, first sentence of the first paragraph is revised to read as follows:

“The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts (collectively, the “Collection Account”), titled “[ ], in trust for the holders of [ ] Mortgage Pass-Through Certificates.”

6.           Notwithstanding anything to the contrary in the Flow Servicing Agreement, any Custodial Accounts established by the Servicer pursuant to Subsection 11.04 of the Flow Servicing Agreement shall qualify as Eligible Accounts as defined in the Pooling and Servicing Agreement.

7.           Subsection 11.13 is revised to add the following paragraphs at the end of the section:

“The REO Property must be sold within three years following the end of the calendar year of the date of acquisition if a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, unless (i) the Owner shall have been supplied with an Opinion of Counsel (at the Servicer’s expense) to the effect that the holding by the related trust of such Mortgaged Property subsequent to such three-year period (and specifying the period beyond such three-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on “prohibited transactions” of the related trust as defined in Section 860F of the Code, or cause the related REMIC to fail to qualify as a

REMIC, in which case the related trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (ii) the Owner (at the Servicer’s expense) or the Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable period.  If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, the Servicer shall report monthly to the Owner as to progress being made in selling such REO Property.

Notwithstanding any other provision of this Agreement, if a REMIC election has been made, no Mortgaged Property held by a REMIC shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the related trust or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as “foreclosure property” within a meaning of Section 860G(a)(8) of the Code, (ii) subject to the related trust to the imposition of any federal or state income taxes on “net income from foreclosure property” with respect to such Mortgaged Property within the meaning of Section 860G(c) of the Code, or (iii) cause the sale of such Mortgaged Property to result in the receipt by the related trust or any income from non-permitted assets as described in Section 860F(a) (2)(B) of the Code, unless the Servicer has agreed to indemnify and hold harmless the related trust with respect to the imposition of any such taxes.”

8.           Subsection 11.16, first sentence of the first paragraph is revised to read as follows:

“Not later than the tenth (10th) day of each month, the Servicer shall forward to the Owner in an electronic format statements, in substantially the same forms as, and providing the information described in, Exhibit 3 hereto; or as otherwise mutually agreed to by Servicer and the Master Servicer.”

9.           The Flow Servicing Agreement is modified by adding a new Subsection 11.[26] which reads as follows:

“Subsection 11.26 Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contribution” to a REMIC set forth in Section 860G(d) of the Code unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such actions) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.”

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